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Long Beach Mortgage Loan Trust 2006-11
Issuing Entity

$1,445,250,000
(+/-5% Approximate)

Long Beach Securities Corp.
Depositor

Washington Mutual Bank
Sponsor and Servicer

WaMu Capital Corp.	Goldman, Sachs & Co.

Co-Lead Managers

Important Notice About Information Presented in this Preliminary Term Sheet

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this preliminary term sheet relates.  Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering.  You may obtain the documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you so request by calling toll-free 1-800-667-9569.

This preliminary term sheet is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this preliminary term sheet is preliminary and is subject to completion or change.

The information in this preliminary term sheet supersedes information contained in any prior communication relating to these securities.

Numerous assumptions were used in preparing this preliminary term sheet which may or may not be stated herein.  This preliminary term sheet should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

This preliminary term sheet is not an offer to sell or a solicitation of any offer to buy nor shall there be any sale of the securities discussed in this preliminary term sheet in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that asset-backed securities may not be appropriate for all investors.  Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk.  Investors should fully consider the risk of an investment in these securities.

This preliminary term sheet is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this preliminary term sheet and to solicit an indication of your interest in purchasing such securities, when, as and if issued.  Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.  You may withdraw your indication of interest at any time.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this preliminary term sheet is attached relating to (1) no representation that these materials are accurate or complete and may not be updated or (2) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Preliminary Term Sheet	Date Prepared: December 6, 2006

$1,445,250,000
(+/- 5% Approximate)

Long Beach Mortgage Loan Trust 2006-11

Class(1,2)	Principal Balance($)
Expected Rating S&P/Moody’s
			Assumed Final Distribution Date	Certificate Type

I-A(3)	408,047,000	AAA/Aaa	December 25, 2036	Floating Rate Senior
II-A1	332,114,000	AAA/Aaa	December 25, 2036	Floating Rate Senior
II-A2	136,392,000	AAA/Aaa	December 25, 2036	Floating Rate Senior
II-A3	243,208,000	AAA/Aaa	December 25, 2036	Floating Rate Senior
II-A4	91,489,000	AAA/Aaa	December 25, 2036	Floating Rate Senior
M-1	48,750,000	AA+/Aa1	December 25, 2036	Floating Rate Subordinate
M-2	44,250,000	AA/Aa2	December 25, 2036	Floating Rate Subordinate
M-3	27,750,000	AA-/Aa3	December 25, 2036	Floating Rate Subordinate
M-4	24,750,000	A+/A1	December 25, 2036	Floating Rate Subordinate
M-5	23,250,000	A/A2	December 25, 2036	Floating Rate Subordinate
M-6	22,500,000	A-/A3	December 25, 2036	Floating Rate Subordinate
M-7	19,500,000	BBB+/Baa1	December 25, 2036	Floating Rate Subordinate
M-8	11,250,000	BBB/Baa2	December 25, 2036	Floating Rate Subordinate
M-9	12,000,000	BBB-/Baa3	December 25, 2036	Floating Rate Subordinate
B-1(3)	8,250,000	BB+/Ba1	December 25, 2036	Floating Rate Subordinate
B-2(3)	15,000,000	BB/Ba2	December 25, 2036	Floating Rate Subordinate
Total	$1,468,500,000

(1)     The Class I-A Certificates will be backed primarily by the Group I Mortgage Loans. The Class II-A1, Class II-A2, Class II-A3 and Class II-A4 Certificates will be backed primarily by the Group II Mortgage Loans. The Class M and Class B Certificates (as defined herein) will be backed by the cash flows from the Mortgage Loans.  The principal balance of each class of the Certificates is subject to a 5% variance.

(2)     The Certificates are priced to a 10% Clean-up Call.  The margin on the Class I-A, Class II-A1, Class II-A2, Class II-A3 and Class II‑A4 Certificates will be equal to 2.0x the original margin beginning on the first Distribution Date after the 10% Clean-up Call may first be exercised.  The margin on the Class M and Class B Certificates will be equal to 1.5x the original margin beginning on the first Distribution Date after which the 10% Clean-up Call may first be exercised.

(3)     Not offered hereby.

Depositor:  Long Beach Securities Corp.

Sponsor and Servicer:  Washington Mutual Bank.

Issuing Entity:  Long Beach Mortgage Loan Trust 2006-11.  The Issuing Entity is also referred to herein as the “Trust.”

Servicing Fee Rate:  0.50% per annum.

Co-Lead Managers:  WaMu Capital Corp. and Goldman, Sachs & Co.

Trustee:  Deutsche Bank National Trust Company.

Delaware Trustee:  Deutsche Bank Trust Company Delaware.

Trustee Fee:    Compensation to the Trustee will consist of interest earned on amounts in the distribution account prior to any Distribution Date.

Swap Counterparty:  TBD.

Group I Certificates:  The Class I-A Certificates.

Group II Certificates:  The Class II-A1, Class II-A2, Class II-A3 and Class II-A4 Certificates.

Class A Certificates:  The Group I Certificates and the Group II Certificates.

Class M Certificates:    The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

Class B Certificates:    The Class B-1 and Class B-2 Certificates.

Certificates:   The Class A, Class M and Class B Certificates.

Federal Tax Status:  The Certificates will represent ownership of REMIC regular interests and an undivided right to receive any Net WAC Rate Carryover Amounts for tax purposes.

Registration:  The Certificates will be available in book-entry form through the Depository Trust Company and, upon request, through Clearstream, Luxembourg and the Euroclear System.  The Class B Certificates will be available through the PORTAL system.  The Certificates will be issued in minimum denominations of $25,000 original certificate principal balance and integral multiples of $1 in excess thereof.

Unregistered Securities:  The Class B Certificates will not be registered under the Securities Act of 1933 in reliance on the exemption provided by Rule 144A.  Investors will be deemed to have represented that they are Qualified Institutional Buyers (“QIBs”) as defined in Rule 144A.

Cut-off Date:  December 1, 2006.

Expected Pricing Date:  Week of December 4, 2006.

Expected Closing Date:  On or about December 14, 2006.

Expected Settlement Date:  On or about December 14, 2006.

Distribution Date:  The 25th day of each month (or if such day is not a business day, the next succeeding business day) commencing in January 2007.

Final Scheduled Distribution Date:  December 2036.  The actual final Distribution Date for each class of the Certificates may be earlier or later, and could be substantially earlier, than the Distribution Date in December 2036.

Due Period:   With respect to any Distribution Date, the period commencing on the 2nd day of the month preceding the month in which the Distribution Date occurs and ending on the 1st day of the month in which such Distribution Date occurs.

Prepayment Period:  With respect to any Distribution Date, (i) the period commencing on the 15th day of the month preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, the Cut-off Date) and ending on the 14th day of the month in which such Distribution Date occurs, for purposes of prepayments in full; and (ii) the calendar month immediately preceding the month in which the Distribution Date occurs, for any other purpose.

Accrued Interest:  The price to be paid by investors for the Certificates will not include accrued interest (settling flat).

Interest Accrual Period:  With respect to each Distribution Date, the period commencing on the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

ERISA Eligibility:  It is expected that the Class A and Class M Certificates may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, as amended, so long as the conditions of certain class exemptions are met.  Investors should consult their own advisors.

SMMEA Eligibility:  None of the Certificates is expected to be SMMEA eligible.

Clean-up Call:  The terms of the transaction will allow for a clean-up call of the Mortgage Loans and the retirement of the Certificates, which may be exercised by the Servicer on the Distribution Date following the determination date in which the aggregate stated principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.

Mortgage Loans:  The mortgage loans will consist of a pool of fixed-rate and adjustable-rate, one- to four-family, first and second lien residential mortgage loans.  The description of the mortgage loans is on the basis of their scheduled principal balances as of the Cut-off Date.  As of the Cut-off Date, the mortgage loans expected to be delivered to the Trust on the Closing Date have an aggregate scheduled principal balance of approximately $1,500,000,071 of which: (i) approximately $505,321,384 consist of a pool of conforming balance, first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Group I Mortgage Loans”) and (ii) approximately $994,678,687 consist of a pool of conforming and non-conforming balance, first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Group II Mortgage Loans” and together with the Group I Mortgage Loans, the “Mortgage Loans”).  The Mortgage Loans have the characteristics described on Exhibit A.

Approximately 7.23% of the Mortgage Loans are 40-Year Mortgage Loans, approximately 8.37% of the Group I Mortgage Loans are 40-Year Mortgage Loans, and approximately 6.65% of the Group II Mortgage Loans are 40-Year Mortgage Loans.

40-Year Mortgage Loans:   Mortgage Loans with an original term to maturity equal to 480 months.

Adjusted Net Mortgage Rate:  With respect to any Mortgage Loan, the mortgage rate for such Mortgage Loan less the servicing fee rate.

Adjusted Net Maximum Mortgage Rate:  With respect to any Mortgage Loan, the maximum mortgage rate for such Mortgage Loan (or the mortgage rate for such Mortgage Loan, if such Mortgage Loan has a fixed rate) less the servicing fee rate.

Pass-Through Rate:  With respect to each class of Certificates on any Distribution Date, a per annum rate equal to the lesser of (i) the related Formula Rate and (ii) the related Net WAC Rate.

Formula Rate:  With respect to each class of Certificates, a per annum rate equal to the lesser of (i) One Month LIBOR plus the related margin for such class and (ii) the related Maximum Cap.

Group I Net WAC Rate:  With respect to any Distribution Date (other than the first Distribution Date) and the Group I Certificates, a per annum rate equal to (A) the weighted average of the Adjusted Net Mortgage Rates of the Group I Mortgage Loans (adjusted for principal payments distributed on a prior distribution date) less (B) the annualized percentage equivalent of a fraction, (i) the numerator of which is equal to the sum of (a) any net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event) made to the Swap Counterparty allocable to the Group I Mortgage Loans, and (b) the Coupon Strip allocable to the Group I Mortgage Loans and (ii) the denominator of which is the aggregate stated principal balance of the Group I Mortgage Loans (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Group II Net WAC Rate:  With respect to any Distribution Date (other than the first Distribution Date) and the Group II Certificates, a per annum rate equal to (A) the weighted average of the Adjusted Net Mortgage Rates of the Group II Mortgage Loans (adjusted for principal payments distributed on a prior distribution date) less (B) the annualized percentage equivalent of a fraction, (i) the numerator of which is equal to the sum of (a) any net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event) made to the Swap Counterparty allocable to the Group II Mortgage Loans, and (b) the Coupon Strip allocable to the Group II Mortgage Loans and (ii) the denominator of which is the aggregate stated principal balance of the Group II Mortgage Loans (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Subordinate Net WAC Rate:  With respect to any Distribution Date (other than the first Distribution Date) and the Class M and Class B Certificates, a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group as of the due date in the month preceding the month of such distribution date (adjusted for principal payments distributed on a prior distribution date) the principal balance of the related Class A Certificates), of (i) the Group I Net WAC Rate and (ii) the Group II Net WAC Rate.

Group I Maximum  Cap Rate:  With respect to the Group I Certificates, a per annum rate equal to the product of (A) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Group I Mortgage Loans (adjusted for principal payments distributed on a prior distribution date) and (B) the quotient (i) the numerator of which is aggregate stated principal balance of the Mortgage Loans and (ii) the denominator of which is the aggregate principal balance of the Certificates, plus the annualized percentage equivalent of a fraction, (x) the numerator of which is equal to (i) any net swap payment received from the Swap Counterparty less any net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event) made to the Swap Counterparty less (ii) the Coupon Strip and  (y) the denominator of which is the aggregate principal balance of the Certificates (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Group II Maximum Cap Rate:  With respect to the Group II Certificates, a per annum rate equal to the product of (A) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Group II Mortgage Loans (adjusted for principal payments distributed on a prior distribution date) and (B) the quotient (i) the numerator of which is aggregate stated principal balance of the Mortgage Loans and (ii) the denominator of which is the aggregate balance of the Certificates, plus the annualized percentage equivalent of a fraction, (x) the numerator  of which is equal to (i) any net swap payment received from the Swap Counterparty less any net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event) made to the Swap Counterparty less (ii) the Coupon Strip (y) the denominator of which is the aggregate principal balance of the Certificates (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Subordinate Maximum Cap Rate:  With respect to the Class M and Class B Certificates, a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group as of the due date in the month preceding the month of such distribution date (adjusted for principal payments distributed on a prior distribution date) the principal balance of the related Class A Certificates) of the Group I Maximum Cap Rate and the Group II Maximum Cap Rate.

Net WAC Rate Carryover Amount:    With respect to any class of Certificates on any Distribution Date on which the Pass-Through Rate for such class of Certificates is limited by the related Net WAC Rate, an amount equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such class based on the related Formula Rate over (b) the amount of interest actually accrued on such class based on the related Net WAC Rate, and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest thereon at the related Formula Rate.  With respect to any class of Certificates on any Distribution Date on which the Pass-Through Rate for such class of Certificates is the related Formula Rate, the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest thereon at the related Formula Rate.  Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available.

Group I Interest Distribution Amount:  With respect to any Distribution Date, an amount equal to the sum of (a) the portion of available funds attributable to interest received or advanced with respect to the Group I Mortgage Loans and (b) compensating interest paid by the Servicer with respect to the Group I Mortgage Loans.

Group II Interest Distribution Amount:  With respect to any Distribution Date, an amount equal to the sum of (a) the portion of available funds attributable to interest received or advanced with respect to the Group II Mortgage Loans and (b) compensating interest paid by the Servicer with respect to the Group II Mortgage Loans.

Final Maturity Reserve Fund:  On or after the 121st Distribution Date through the 240th Distribution Date, if on such any Distribution Date if the constant prepayment rate of the Mortgage Loans is equal to or less than 15%, an amount equal to 0.0667% of the aggregate principal balance of the 40-Year Mortgage Loans (such amount is in each case the “Coupon Strip”) will be placed into a reserve fund (the “Final Maturity Reserve Fund”).  On and after the 241st Distribution Date, all amounts otherwise payable to the Class C Certificates will be deposited into the Final Maturity Reserve Fund until the amounts on deposit therein are equal to the stated principal balance of the Mortgage Loans with 40-year original term to maturity less the certificate principal balance of the Class C Certificates.  Amounts in the Final Maturity Reserve Fund will be available if needed to make a payment to certificateholders on the 360th Distribution Date.

Group I Principal Allocation Percentage:  With respect to any Distribution Date, the principal remittance amount for the Group I Mortgage Loans divided by the aggregate principal remittance amount for all of the Mortgage Loans.

Group II Principal Allocation Percentage:  With respect to any Distribution Date, the principal remittance amount for the Group II Mortgage Loans divided by the aggregate principal remittance amount for all of the Mortgage Loans.

Group I and Group II Principal Distribution Amounts:  With respect to any Distribution Date, generally an amount determined by multiplying the related Group I Principal Allocation Percentage or Group II Principal Allocation Percentage by the aggregate principal remittance amount for the Mortgage Loans.

Group I Senior Principal Distribution Amount:  With respect to any Distribution Date, an amount equal to the lesser of (I) the aggregate principal balance of the Group I Certificates immediately prior to such Distribution Date and (II) the excess of (x) the aggregate principal balance of the Group I Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 61.50% and (ii) the aggregate stated principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate stated principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus 0.50% of the aggregate stated principal balance of the Group I Mortgage Loans as of the Cut-off Date.

Group II Senior Principal Distribution Amount:  With respect to any Distribution Date, an amount equal to the lesser of (I) the aggregate principal balance of the Group II Certificates immediately prior to such Distribution Date and (II) the excess of (x) the aggregate principal balance of the Group II Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 61.50% and (ii) the aggregate stated principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate stated principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus 0.50% of the aggregate stated principal balance of the Group II Mortgage Loans as of the Cut-off Date.

Overcollateralization Target Amount:  With respect to any Distribution Date:

(i)  prior to the Stepdown Date, 2.10% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date; and,

(ii)   on or after the Stepdown Date, the greater of:

    (a) the lesser of (x) 2.10% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date and (y) 4.20% of the current aggregate stated principal balance of the Mortgage Loans; and

    (b) 0.50% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date (the “OC Floor”); provided however, that on any Distribution Date on which a Trigger Event is in effect, the Overcollateralization Target Amount will be equal to the Overcollateralization Target Amount as of the preceding Distribution Date.

Stepdown Date:  The earlier to occur of:

(i)  the date following the Distribution Date on which the aggregate principal balance of the Class A Certificates is reduced to zero; and,

(ii)  the later to occur of

(x) the Distribution Date occurring in January 2010 and

(y) the first Distribution Date on which the Credit Enhancement Percentage is greater than or equal to 38.50%.

Credit Enhancement:  Consists of the following:

1) Monthly Excess Cashflow;

2) Overcollateralized Amount;

3) Subordination; and

4) Net swap payments received from the Swap Counterparty (if any).

Monthly Excess Cashflow:  With respect to any Distribution Date, an amount equal to the available funds remaining after priorities (I) and (II) under “Priority of Distributions.”

Overcollateralized  Amount:  With respect to any Distribution Date, the excess of the aggregate stated principal balance of the Mortgage Loans on the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the aggregate principal balance of the Class A, Class M, Class B and Class P Certificates (not offered hereby) (assuming that 100% of the aggregate principal remittance amount is applied as a principal payment on such Distribution Date).  On the Closing Date, the Overcollateralized Amount will be fully funded at approximately 2.10% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.  To the extent the Overcollateralized Amount is reduced below the Overcollateralization Target Amount, Monthly Excess Cashflow will be distributed to the Certificates as described below to build the Overcollateralized Amount until the Overcollateralization Target Amount is reached.

Credit Enhancement Percentage:  With respect to any Distribution Date an amount equal to (i) the sum of (a) the aggregate principal balance of the Class M and Class B Certificates and (b) the Overcollateralized Amount divided by (ii) the aggregate stated principal balance of the Mortgage Loans.

Delinquency Trigger Event:  With respect to any Distribution Date on or after the Stepdown Date, if the percentage of aggregate stated principal balance of (i) Mortgage Loans delinquent 60 days or more, (ii) REO properties and (iii) Mortgage Loans in foreclosure and in bankruptcy (excluding any such Mortgage Loans which are less than 60 days delinquent under the bankruptcy plan) exceeds [41.50]% of the Credit Enhancement Percentage.

Loss Trigger Event:  With respect to any Distribution Date in or after January 2009, if the cumulative Realized Losses on the Mortgage Loans as a percentage of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date, for the related Distribution Date are greater than:

Distribution Date	Cumulative Realized Loss Percentage
January 2009 to December 2009	[1.25]% for the first month, plus an additional 1/12th of [1.55]% for each month thereafter
January 2010 to December 2010	[2.80]% for the first month, plus an additional 1/12th of [1.60]% for each month thereafter
January 2011 to December 2011	[4.40]% for the first month, plus an additional 1/12th of [1.25]% for each month thereafter
January 2012 to December 2012	[5.65]% for the first month, plus an additional 1/12th of [0.70]% for each month thereafter
January 2013 to December 2013	[6.35]% for the first month, plus an additional 1/12th of [0.05]% for each month thereafter
January 2014 and thereafter	[6.40]%

Trigger Event:  With respect to any Distribution Date if either a Loss Trigger Event or a Delinquency Trigger Event is in effect on such Distribution Date.

Credit Support:

Initial Credit Enhancement Percentage		Target Credit Enhancement Percentage On and After Stepdown Date
Class	Percent	Class	Percent
A	19.25%	A	38.50%
M-1	15.95%	M-1	22.40%
M-2	13.00%	M-2	22.40%
M-3	11.20%	M-3	22.40%
M-4	9.55%	M-4	19.10%
M-5	8.00%	M-5	16.00%
M-6	6.50%	M-6	13.00%
M-7	5.20%	M-7	10.40%
M-8	4.45%	M-8	8.90%
M-9	3.65%	M-9	7.30%
B-1	3.10%	B-1	6.20%
B-2	2.10%	B-2	4.20%

Realized Losses:  If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan.  The amount of such insufficiency is a “Realized Loss.”  Realized Losses on the Mortgage Loans will be absorbed first, by the Monthly Excess Cashflow, second by certain payments made by the Swap Counterparty and third by a reduction of the Overcollateralized Amount.  Following the reduction of the Overcollateralized Amount to zero, all remaining Realized Losses will be applied to reduce the principal balance of the Class B and Class M Certificates in reverse sequential order, first to the Class B-2 Certificates, second to the Class B-1 Certificates, third to the Class M-9 Certificates, fourth to the Class M-8 Certificates, fifth to the Class M-7 Certificates, sixth to the Class M-6 Certificates, seventh to the Class M-5 Certificates, eighth to the Class M-4 Certificates, ninth to the Class M-3 Certificates, tenth to the Class M-2 Certificates and eleventh to the Class M‑1 Certificates.

Swap Agreement:  On the Closing Date, the Trust will enter into an agreement with the Swap Counterparty pursuant to which on each Distribution Date for the second Distribution Date through the 60th Distribution Date, until the swap is retired (i) the Trust shall be obligated to pay the Swap Counterparty an amount equal to the product of (x) a fixed rate equal to 4.72% per annum, (y) the swap notional amount for such Distribution Date set forth in the schedule below, and (z) a fraction, the numerator of which is 30 and the denominator of which is 360 and (ii) the Swap Counterparty will be required to pay to the Trust an amount equal to product of (x) One-Month LIBOR as determined pursuant to the Swap Agreement, (y) the swap notional amount for such Distribution Date set forth in the schedule below, and (z) a fraction, the numerator of which is 30 and the denominator of which is 360.  Only the net amount of the two obligations above will be paid by the appropriate party.  To the extent that the Trust is obligated to make a payment to the Swap Counterparty on a Distribution Date (other than any swap termination payment triggered by a Swap Counterparty trigger event, an Event of Default where the Swap Counterparty is the Defaulting Party or a Termination Event where the Swap Counterparty is the Sole Affected Party, each as will be defined in the Swap Agreement (the “Swap Counterparty trigger event”)), amounts otherwise available to certificateholders will be applied to make such payment.  Such amount will be applied to pay the Swap Counterparty any net swap payment due to the Swap Counterparty, including any unpaid swap termination payment owed to the Swap Counterparty pursuant to the swap agreement for such Distribution Date, other than any swap termination payment triggered by a Swap Counterparty trigger event.  To the extent that the Swap Counterparty is obligated to make a swap payment to the Trust, any swap payment will be deposited in a swap account (the “Swap Account”) and used as follows:

1)  If the NIM Notes (not offered hereby) are outstanding, according to the Monthly Excess Cashflow priorities (III)(i) through (III)(xvi) to the extent not paid after distribution of the Monthly Excess Cashflow.

2)  If the NIM Notes are not outstanding, according to the Monthly Excess Cashflow priorities (III)(i) through (III)(xv) to the extent not paid after distribution of the Monthly Excess Cashflow.

Any remaining swap payments received by the Trust from the Swap Counterparty after payment priority (2) above will reside in the Swap Account and will be distributed according to payment priority (2) above for future Distribution Dates.  Swap payments received by the Trust from the Swap Counterparty will not be released to the Class C Certificates (not offered hereby).

Upon early termination of the swap agreement, the Trust or the Swap Counterparty may be liable to make a termination payment (the “swap termination payment”) to the other party (regardless of which party caused the termination).  The swap termination payment will be computed in accordance with the procedures set forth in the swap agreement.  In the event that the Trust is required to make a swap termination payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to certificateholders.

Swap Schedule

Distribution Date	Swap Notional Amount ($)	Distribution Date	Swap Notional Amount ($)
1	0	31	362,010,134
2	1,224,461,477	32	347,494,390
3	1,214,136,010	33	333,770,665
4	1,200,863,495	34	320,494,400
5	1,184,950,879	35	306,973,942
6	1,166,520,359	36	289,097,922
7	1,159,255,085	37	288,322,400
8	1,149,398,219	38	263,615,221
9	1,137,268,266	39	250,726,449
10	1,122,928,162	40	238,701,932
11	1,105,814,924	41	227,456,421
12	1,082,200,669	42	216,851,886
13	1,050,905,994	43	206,632,609
14	1,015,955,752	44	197,114,616
15	982,422,459	45	188,252,132
16	951,023,562	46	180,042,351
17	921,572,447	47	172,004,833
18	894,027,438	48	164,384,605
19	868,045,612	49	157,500,186
20	843,520,224	50	150,908,383
21	820,394,708	51	144,536,322
22	790,620,151	52	137,000,924
23	762,387,550	53	129,949,658
24	541,446,071	54	123,422,145
25	499,407,790	55	116,495,034
26	464,073,499	56	109,295,511
27	436,882,962	57	102,770,459
28	414,323,074	58	96,790,871
29	394,906,099	59	91,244,635
30	377,658,177	60	86,248,543

Priority of Distributions:

I.          Interest Distribution: Group I and Group II Interest Distribution Amounts will be distributed as follows:

i)  To pay the Swap Counterparty any net swap payment, provided a swap default has not occurred and is not continuing, and any unpaid swap termination payment (not due to a Swap Counterparty trigger event) owed to the Swap Counterparty pursuant to the swap agreement;

ii) To pay the Coupon Strip, if applicable;

iii) Pro-rata to the Class A Certificates generally from the related loan group, current interest plus any unpaid interest; and then from the unrelated loan groups, any current interest plus any unpaid interest not paid from the related loan group.

iv)  To the Class M-1 Certificates current interest;

v)   To the Class M-2 Certificates current interest;

vi)  To the Class M-3 Certificates current interest;

vii)  To the Class M-4 Certificates current interest;

viii) To the Class M-5 Certificates current interest;

ix)   To the Class M-6 Certificates current interest;

x)    To the Class M-7 Certificates current interest;

xi)   To the Class M-8 Certificates current interest;

xii)  To the Class M-9 Certificates current interest;

xiii)  To the Class B-1 Certificates current interest;

xiv)   To the Class B-2 Certificates current interest;

xv)  Any interest distribution amounts remaining undistributed following (i) through (xiv) above will be distributed as Monthly Excess Cashflow for such Distribution Date.

II.          Principal Distribution:

(A)  On each Distribution Date prior to the Stepdown Date, or if a Trigger Event is in effect:

i) To pay the Swap Counterparty any net swap payment, provided a swap default has not occurred and is not continuing, and any unpaid swap termination payment (not due to a Swap Counterparty trigger event) owed to the Swap Counterparty pursuant to the swap agreement, to the extent not paid in (I)(i) above;

ii) To pay the Coupon Strip, if applicable, to the extent not paid in (I)(ii) above;

iii) An amount equal to the Group I Principal Distribution Amount will be distributed to the Group I Certificates, until the Group I Certificates have been reduced to zero;

iv)  An amount equal to the Group II Principal Distribution Amount will be distributed to the Group II Certificates (according to the priorities described below), until the principal balance thereof has been reduced to zero;

v)   Any remaining Group I Principal Distribution Amounts will be distributed to the Group II Certificates (according to the priorities described below), until the principal balance thereof has been reduced to zero.

vi)    Any remaining Group II Principal Distribution Amounts will be distributed to the Group I Certificates, until the Group I Certificates have been reduced to zero;

vii)  To the Class M-1 Certificates until the principal balance thereof is reduced to zero;

viii) To the Class M-2 Certificates until the principal balance thereof is reduced to zero;

ix)   To the Class M-3 Certificates until the principal balance thereof is reduced to zero;

x)    To the Class M-4 Certificates until the principal balance thereof is reduced to zero;

xi)   To the Class M-5 Certificates until the principal balance thereof is reduced to zero;

xii) To the Class M-6 Certificates until the principal balance thereof is reduced to zero;

xiii) To the Class M-7 Certificates until the principal balance thereof is reduced to zero;

xiv) To the Class M-8 Certificates until the principal balance thereof is reduced to zero;

xv)  To the Class M-9 Certificates until the principal balance thereof is reduced to zero;

xvi)  To the Class B-1 Certificates until the principal balance thereof is reduced to zero;

xvii)  To the Class B-2 Certificates until the principal balance thereof is reduced to zero;

xviii)  Any Principal Distribution amounts remaining undistributed following (i) through (xvii) above will be distributed as Monthly Excess Cashflow, if any, for such Distribution Date.

(B)  On each Distribution Date on or after the Stepdown Date and if a Trigger Event is not in effect:

i)      To pay the Swap Counterparty any net swap payment, provided a swap default has not occurred and is not continuing, and any unpaid swap termination payment (not due to a Swap Counterparty trigger event) owed to the Swap Counterparty pursuant to the swap agreement, to the extent not paid in (I)(i) above;

ii)     To pay the Coupon Strip, if applicable, to the extent not paid in (I)(ii) above;

iii)   The Group I Principal Distribution Amount will be distributed as follows:

a.    To the Group I Certificates, the Group I Senior Principal Distribution Amount, until the Group I Certificates have been retired.

b.    To the Group II Certificates, the Group II Senior Principal Distribution Amount, to extent not paid in clause (B)(iv)(a) below, according to the payment priority in clause (B)(iv)(a) below.

iv)    The Group II Principal Distribution Amount will be distributed as follows:

a.    To the Group II Certificates, the Group II Senior Principal Distribution Amount (to be distributed according to the priorities described below), until the Group II Certificates have been retired.

b.    To the Group I Certificates, the Group I Senior Principal Distribution Amount, to extent not paid in clause (B)(iii)(a) above.

v)     The sum of any remaining Principal Distribution Amounts will be distributed in the following order.

a.    To the Class M-1 Certificates, the Class M-2 Certificates and the Class M-3 Certificates, sequentially, until they reach a 22.40% Target Credit Enhancement Percentage (based on 2x the Class M-3 Initial Credit Enhancement Percentage);

b.    To the Class M-4 Certificates until it reaches a 19.10% Target Credit Enhancement Percentage (based on 2x the Class M-4 Initial Credit Enhancement Percentage);

c.    To the Class M-5 Certificates until it reaches a 16.00% Target Credit Enhancement Percentage (based on 2x the Class M-5 Initial Credit Enhancement Percentage);

d.    To the Class M-6 Certificates until it reaches a 13.00% Target Credit Enhancement Percentage (based on 2x the Class M-6 Initial Credit Enhancement Percentage);

e.    To the Class M-7 Certificates until it reaches a 10.40% Target Credit Enhancement Percentage (based on 2x the Class M-7 Initial Credit Enhancement Percentage);

f.      To the Class M-8 Certificates until it reaches a 8.90% Target Credit Enhancement Percentage (based on 2x the Class M-8 Initial Credit Enhancement Percentage);

g.    To the Class M-9 Certificates until it reaches a 7.30% Target Credit Enhancement Percentage (based on 2x the Class M-9 Initial Credit Enhancement Percentage);

h.    To the Class B-1 Certificates, until it reaches a 6.20% Target Credit Enhancement Percentage (based on 2x the Class B-1 Initial Credit Enhancement Percentage);

i.      To the Class B-2 Certificates, until it reaches a 4.20% Target Credit Enhancement Percentage (based on 2x the Class B-2 Initial Credit Enhancement Percentage); and

j.      Any Principal Distribution Amounts remaining undistributed following (a) through (i) above will be distributed as Monthly Excess Cashflow, if any, for such Distribution Date.

With respect to the Group II Certificates, all principal distributions will be allocated sequentially, to the Class II-A1, Class II-A2, Class II-A3 and Class II-A4 Certificates, in each case, until their principal balances have been reduced to zero, with the exception that beginning on the first Distribution Date on or after which the principal balances of the Class M Certificates and the Class B Certificates have been reduced to zero and the Monthly Excess Cashflow and Overcollateralized Amount for such Distribution Date are insufficient to cover Realized Losses on the Group II Mortgage Loans, principal distributions among the Group II Certificates will be allocated, pro rata, based on their principal balances, in each case, until their principal balances have been reduced to zero.

III.          Monthly Excess Cashflow:

i)    As principal to the Certificates to replenish or maintain the Overcollateralized Amount as described under Principal Distribution above;

ii)   Pro-rata to the Class A Certificates, in an amount equal to unpaid interest;

iii)   To the Class M-1 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

iv)   To the Class M-2 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

v)     To the Class M-3 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

vi)    To the Class M-4 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

vii)   To the Class M-5 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

viii)  To the Class M-6 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

ix)    To the Class M-7 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

x)     To the Class M-8 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

xi)    To the Class M-9 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

xii)   To the Class B-1 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

xiii)   To the Class B-2 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

xiv)    Any funds remaining after distributions described in (i) through (xiii) above will be distributed to pay any related Net WAC Rate Carryover Amounts as follows: first to the Class A Certificates, pro rata, based on their respective Net WAC Rate Carryover Amounts, then to the Class M‑1 Certificates, then to the Class M-2 Certificates, then to the Class M-3 Certificates, then to the Class M-4 Certificates, then to the Class M-5 Certificates, then to the Class M-6 Certificates, then to the Class M-7 Certificates, then to the Class M-8 Certificates, then to the Class M-9 Certificates, then to the Class B-1 Certificates and lastly to the Class B-2 Certificates sequentially, in that order, in each case up to their respective Net WAC Rate Carryover Amount.

xv)  To the Swap Counterparty, any unpaid swap termination payment due to the Swap Counterparty as a result of a Swap Counterparty trigger event.

xvi)   Any remaining funds will be distributed to the holders of the Class C Certificates as further described in the pooling agreement.

FOR ADDITIONAL INFORMATION PLEASE CALL:

WaMu Capital Corp.

Trading

David Nagle	(206) 554-2425
Kevin Richmond	(212) 702-6921
Tim O'Brien	(212) 702-6919
Albert Chang	(212) 702-6934

Finance

Vinny Varca	(212) 702-6931
Tom Lazar	(206) 554-2416

Rating Agencies

Moody’s
Debashish Chatterjee	(212) 553-1329
S&P
Todd Niemy	(212) 438-2494

Exhibit A

Mortgage Loan Statistics

		Minimum	Maximum
Scheduled Principal Balance	$1,500,000,071	$9,976	$1,291,773
Average Scheduled Principal Balance	$235,110
Number of Mortgage Loans	6,380

Weighted Average Gross Coupon	8.196%	5.500%	12.900%
Weighted Average FICO Score	639	500	814
Weighted Average Original LTV	81.31%	9.91%	100.00%
Weighted Average Combined Original LTV	87.73%	9.91%	100.00%
Weighted Average DTI	39.26%	0.33%	62.09%

Weighted Average Original Term	368 months	180 months	480 months
Weighted Average Stated Remaining Term	366 months	176 months	480 months
Weighted Average Seasoning	1 month	0 months	9 months

Weighted Average Gross Margin	5.113%	4.990%	6.750%
Weighted Average Minimum Interest Rate	8.174%	5.500%	12.900%
Weighted Average Maximum Interest Rate	14.174%	11.500%	18.900%
Weighted Average Initial Rate Cap	2.217%	1.000%	3.000%
Weighted Average Subsequent Rate Cap	1.000%	1.000%	1.000%
Weighted Average Months to Roll	29 months	15 months	60 months

Maturity Date		August 1, 2021	December 1, 2046

Adj Rate Mortgage	75.85%	Full	60.30%
Fixed Rate Mortgage	24.15%	Limited	4.85%
		Stated	34.85%
ARM—2 Yr/6 Mth	14.86%
ARM—2 Yr/6 Mth 40 Yr	3.92%	Cash-Out Refi	52.31%
ARM—2 Yr/6 Mth IO	5.61%	Purchase	40.14%
ARM—3 Yr/6 Mth	5.03%	Rate/Term Refi	7.55%
ARM—3 Yr/6 Mth 40 Yr	1.15%
ARM—3 Yr/6 Mth IO	1.39%	Condominium	6.25%
ARM—5 Yr/6 Mth	2.29%	Planned Unit Development	12.92%
ARM—5 Yr/6 Mth 40 Yr	0.85%	Single Family	72.50%
ARM—5 Yr/6 Mth IO	1.75%	Townhouse	0.24%
Balloon—2 Yr/6 Mnth	29.38%	Two to Four Family	8.08%
Balloon—3 Yr/6 Mnth	5.65%
Balloon—30 Year	3.68%	Investor	7.34%
Balloon—5 Yr/6 Mnth	3.97%	Owner-Occupied	91.36%
Fixed—15 Year	0.49%	Second Home	1.30%
Fixed—20 Year	0.12%
Fixed—30 Year	18.53%	First Lien	93.75%
Fixed—40 Year	1.31%	Second Lien	6.25%

Not Interest Only	91.25%	Top 5 Locations:
Interest Only	8.75%	California	45.45%
		Florida	7.06%
Prepay Penalty: N/A	20.51%	Maryland	5.83%
Prepay Penalty: 12 months	8.18%	Washington	4.68%
Prepay Penalty: 24 months	36.11%	New York	4.29%
Prepay Penalty: 36 months	35.21%

Current Balance ($)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
0.01—50,000.00	548	$19,815,135.04	1.32%	10.801%	94.27%	642	58.73%	21.88%
50,000.01—100,000.00	1,171	$90,074,628.51	6.00%	9.992%	89.20%	639	56.57%	38.34%
100,000.01—150,000.00	939	$116,929,860.82	7.80%	9.162%	84.46%	631	60.71%	54.88%
150,000.01—200,000.00	748	$130,682,861.76	8.71%	8.442%	79.95%	621	68.46%	71.35%
200,000.01—250,000.00	566	$126,954,155.22	8.46%	8.169%	79.72%	627	65.89%	82.13%
250,000.01—300,000.00	579	$159,155,960.70	10.61%	7.840%	80.06%	631	62.74%	81.19%
300,000.01—350,000.00	408	$132,428,756.04	8.83%	7.791%	80.67%	637	62.29%	82.33%
350,000.01—400,000.00	357	$133,591,312.37	8.91%	7.768%	80.17%	642	59.92%	81.59%
400,000.01—450,000.00	250	$106,613,530.98	7.11%	7.806%	80.83%	645	56.87%	85.68%
450,000.01—500,000.00	219	$103,993,895.81	6.93%	7.654%	80.69%	654	57.53%	80.41%
500,000.01—550,000.00	160	$84,028,139.35	5.60%	7.912%	80.99%	654	52.03%	82.49%
550,000.01—600,000.00	141	$81,364,589.89	5.42%	8.047%	81.78%	655	49.62%	84.57%
600,000.01—650,000.00	92	$57,584,113.24	3.84%	7.818%	81.84%	652	61.76%	82.65%
650,000.01—700,000.00	73	$49,372,173.80	3.29%	7.796%	81.34%	652	61.72%	82.29%
700,000.01—750,000.00	45	$32,756,645.88	2.18%	8.117%	79.19%	637	51.26%	86.58%
750,000.01—800,000.00	28	$21,769,302.96	1.45%	8.048%	78.10%	662	53.86%	74.80%
800,000.01—850,000.00	8	$6,624,756.71	0.44%	9.026%	79.12%	629	25.11%	100.00%
850,000.01—900,000.00	13	$11,435,862.99	0.76%	7.413%	76.27%	644	92.45%	84.46%
900,000.01—950,000.00	7	$6,480,083.47	0.43%	8.416%	75.35%	595	71.67%	56.66%
950,000.01—1,000,000.00	24	$23,744,670.87	1.58%	8.131%	74.35%	616	62.46%	87.54%
>= 1,000,000.01	4	$4,599,634.45	0.31%	7.535%	74.95%	671	100.00%	71.92%
Total	6,380	$1,500,000,070.86	100.00%	8.196%	81.31%	639	60.30%	75.85%

Mortgage Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
5.500—5.999	52	$18,917,001.80	1.26%	5.742%	75.22%	688	100.00%	93.48%
6.000—6.499	395	$142,036,063.49	9.47%	6.202%	73.55%	688	97.86%	38.15%
6.500—6.999	528	$171,011,032.59	11.40%	6.764%	78.30%	653	89.80%	69.62%
7.000—7.499	596	$180,651,389.55	12.04%	7.247%	78.78%	643	82.40%	78.18%
7.500—7.999	778	$219,334,081.03	14.62%	7.737%	81.06%	638	64.56%	88.85%
8.000—8.499	684	$193,111,326.15	12.87%	8.232%	80.52%	638	44.75%	91.24%
8.500—8.999	739	$198,107,549.22	13.21%	8.718%	81.39%	627	38.92%	92.18%
9.000—9.499	432	$108,069,144.08	7.20%	9.212%	82.15%	614	37.05%	88.15%
9.500—9.999	579	$98,485,516.16	6.57%	9.740%	85.35%	609	42.17%	79.41%
10.000—10.499	297	$45,955,081.57	3.06%	10.218%	87.59%	606	45.08%	71.61%
10.500—10.999	298	$39,012,984.08	2.60%	10.714%	90.34%	619	34.70%	69.74%
11.000—11.499	609	$51,708,778.63	3.45%	11.252%	95.92%	636	38.61%	23.07%
11.500—11.999	274	$22,764,048.65	1.52%	11.705%	95.50%	627	9.43%	21.66%
12.000—12.499	82	$7,238,173.37	0.48%	12.199%	97.14%	672	14.68%	17.79%
12.500—12.999	37	$3,597,900.49	0.24%	12.692%	98.46%	641	0.00%	6.24%
Total	6,380	$1,500,000,070.86	100.00%	8.196%	81.31%	639	60.30%	75.85%

FICO	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
500—524	191	$43,452,460.00	2.90%	9.559%	73.67%	513	78.18%	88.01%
525—549	247	$57,816,682.01	3.85%	9.092%	75.49%	538	72.82%	87.43%
550—574	391	$97,578,464.75	6.51%	8.683%	79.33%	563	76.23%	87.39%
575—599	460	$117,509,119.45	7.83%	8.380%	81.88%	587	76.58%	80.62%
600—624	1,308	$270,012,593.33	18.00%	8.248%	82.45%	613	66.33%	77.67%
625—649	1,430	$315,599,290.27	21.04%	8.249%	82.28%	637	52.60%	77.52%
650—674	963	$235,232,948.50	15.68%	8.031%	82.58%	661	52.33%	73.99%
675—699	610	$144,408,198.68	9.63%	7.973%	81.89%	686	48.22%	72.07%
>= 700	780	$218,390,313.87	14.56%	7.555%	80.40%	733	57.78%	62.50%
Total	6,380	$1,500,000,070.86	100.00%	8.196%	81.31%	639	60.30%	75.85%

Original LTV (%) *	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
0.01—50.00	158	$26,966,432.86	1.80%	7.284%	40.90%	629	86.19%	47.82%
50.01—55.00	70	$16,873,158.82	1.12%	7.402%	52.96%	625	83.18%	54.80%
55.01—60.00	79	$21,423,604.12	1.43%	7.216%	57.88%	630	84.98%	53.55%
60.01—65.00	155	$45,543,756.79	3.04%	7.271%	63.18%	631	79.38%	59.76%
65.01—70.00	216	$62,878,769.41	4.19%	7.775%	68.89%	624	64.80%	66.90%
70.01—75.00	296	$87,419,045.80	5.83%	7.440%	73.86%	621	72.96%	66.68%
75.01—79.99	226	$67,199,224.60	4.48%	7.584%	78.15%	624	77.94%	69.61%
80.00—80.00	2,124	$634,825,401.29	42.32%	7.975%	80.00%	648	47.75%	89.50%
80.01—85.00	397	$109,242,274.35	7.28%	8.085%	84.50%	623	74.20%	78.87%
85.01—90.00	1,141	$257,576,226.55	17.17%	8.423%	89.77%	638	68.85%	80.52%
90.01—95.00	249	$62,912,886.47	4.19%	8.972%	94.80%	627	70.37%	85.46%
95.01—99.99	32	$2,391,128.71	0.16%	10.485%	98.21%	651	57.65%	11.60%
100.00	1,237	$104,748,161.09	6.98%	10.817%	100.00%	655	46.60%	13.45%
Total	6,380	$1,500,000,070.86	100.00%	8.196%	81.31%	639	60.30%	75.85%

*Original LTV for all first lien loans and combined original LTV for all second lien loans

Combined Original LTV with Simultaneous Seconds (%) **	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
0.01—50.00	157	$26,626,781.75	1.78%	7.296%	40.85%	627	86.01%	47.15%
50.01—55.00	67	$15,410,830.27	1.03%	7.406%	52.96%	622	86.61%	52.46%
55.01—60.00	79	$21,622,370.53	1.44%	7.195%	57.78%	632	85.12%	53.06%
60.01—65.00	155	$45,101,001.49	3.01%	7.255%	63.15%	632	79.18%	59.15%
65.01—70.00	215	$62,335,398.55	4.16%	7.782%	68.62%	621	64.97%	67.76%
70.01—75.00	291	$85,005,688.76	5.67%	7.409%	73.86%	621	73.78%	65.74%
75.01—79.99	202	$61,032,290.61	4.07%	7.538%	77.95%	622	81.81%	65.79%
80.00—80.00	578	$159,197,603.91	10.61%	8.095%	80.00%	620	68.10%	72.71%
80.01—85.00	389	$106,706,654.72	7.11%	8.071%	84.49%	622	74.60%	78.47%
85.01—90.00	1,152	$268,153,750.59	17.88%	8.392%	89.17%	639	67.66%	80.80%
90.01—95.00	298	$81,671,380.62	5.44%	8.658%	91.12%	631	68.26%	87.41%
95.01—99.99	67	$11,821,283.99	0.79%	8.439%	83.18%	650	51.29%	71.53%
100.00	2,730	$555,315,035.07	37.02%	8.501%	83.85%	657	41.36%	80.09%
Total	6,380	$1,500,000,070.86	100.00%	8.196%	81.31%	639	60.30%	75.85%

**Combined LTV including simultaneous seconds for all first lien loans and combined original LTV for all second lien loans

Original Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
180	39	$7,405,519.87	0.49%	7.444%	71.82%	676	83.87%	0.00%
240	11	$1,789,115.49	0.12%	7.221%	76.40%	657	84.04%	0.00%
360	5,952	$1,382,374,707.87	92.16%	8.208%	81.40%	639	60.23%	75.89%
480	378	$108,430,727.63	7.23%	8.110%	80.87%	642	59.21%	81.83%
Total	6,380	$1,500,000,070.86	100.00%	8.196%	81.31%	639	60.30%	75.85%

Stated Remaining Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
121—180	39	$7,405,519.87	0.49%	7.444%	71.82%	676	83.87%	0.00%
181—240	11	$1,789,115.49	0.12%	7.221%	76.40%	657	84.04%	0.00%
301—360	5,952	$1,382,374,707.87	92.16%	8.208%	81.40%	639	60.23%	75.89%
>= 361	378	$108,430,727.63	7.23%	8.110%	80.87%	642	59.21%	81.83%
Total	6,380	$1,500,000,070.86	100.00%	8.196%	81.31%	639	60.30%	75.85%

Debt Ratio (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
0.01—20.00	435	$92,621,247.48	6.17%	8.175%	81.91%	650	77.21%	65.40%
20.01—25.00	302	$63,726,847.56	4.25%	8.217%	80.33%	641	70.20%	70.94%
25.01—30.00	488	$97,654,445.29	6.51%	8.132%	79.49%	638	63.53%	71.78%
30.01—35.00	714	$145,983,392.72	9.73%	8.169%	80.16%	643	57.52%	73.18%
35.01—40.00	1,084	$253,382,581.08	16.89%	8.288%	81.58%	643	52.14%	77.56%
40.01—45.00	1,519	$374,131,167.41	24.94%	8.261%	81.89%	644	52.70%	77.35%
45.01—50.00	1,378	$339,527,644.60	22.64%	8.241%	82.57%	636	60.00%	79.53%
50.01—55.00	443	$128,440,700.19	8.56%	7.809%	78.64%	612	81.72%	74.49%
55.01—60.00	15	$3,642,616.82	0.24%	7.254%	76.15%	617	92.59%	71.84%
>= 60.01	2	$889,427.71	0.06%	9.229%	89.13%	615	100.00%	100.00%
Total	6,380	$1,500,000,070.86	100.00%	8.196%	81.31%	639	60.30%	75.85%

Product	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
ARM—2 Yr/6 Mth	1,128	$222,906,924.34	14.86%	8.883%	80.70%	604	55.65%	100.00%
ARM—2 Yr/6 Mth 40 Yr	202	$58,804,814.49	3.92%	8.454%	82.04%	639	44.27%	100.00%
ARM—2 Yr/6 Mth IO	218	$84,091,089.71	5.61%	7.577%	81.08%	664	67.12%	100.00%
ARM—3 Yr/6 Mth	376	$75,504,562.04	5.03%	8.544%	80.06%	608	66.15%	100.00%
ARM—3 Yr/6 Mth 40 Yr	67	$17,212,867.35	1.15%	8.301%	82.26%	634	65.91%	100.00%
ARM—3 Yr/6 Mth IO	64	$20,916,916.00	1.39%	7.300%	79.16%	659	69.56%	100.00%
ARM—5 Yr/6 Mth	160	$34,312,498.80	2.29%	7.921%	80.12%	632	70.52%	100.00%
ARM—5 Yr/6 Mth 40 Yr	42	$12,709,229.73	0.85%	7.598%	81.72%	637	77.61%	100.00%
ARM—5 Yr/6 Mth IO	69	$26,310,526.46	1.75%	6.994%	80.03%	673	89.72%	100.00%
Balloon—2 Yr/6 Mnth	1,246	$440,714,341.66	29.38%	8.142%	81.49%	640	42.07%	100.00%
Balloon—3 Yr/6 Mnth	287	$84,813,602.23	5.65%	7.908%	81.02%	633	59.78%	100.00%
Balloon—30 Year	167	$55,261,905.96	3.68%	7.040%	77.70%	660	92.30%	0.00%
Balloon—5 Yr/6 Mnth	176	$59,519,395.73	3.97%	7.283%	79.79%	655	75.51%	100.00%
Fixed—15 Year	39	$7,405,519.87	0.49%	7.444%	71.82%	676	83.87%	0.00%
Fixed—20 Year	11	$1,789,115.49	0.12%	7.221%	76.40%	657	84.04%	0.00%
Fixed—30 Year	2,061	$278,022,944.94	18.53%	8.610%	83.96%	655	74.71%	0.00%
Fixed—40 Year	67	$19,703,816.06	1.31%	7.249%	75.63%	664	86.05%	0.00%
Total	6,380	$1,500,000,070.86	100.00%	8.196%	81.31%	639	60.30%	75.85%

Interest Only	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Interest Only	351	$131,318,532.17	8.75%	7.416%	80.56%	665	72.04%	100.00%
Not Interest Only	6,029	$1,368,681,538.69	91.25%	8.271%	81.38%	637	59.17%	73.54%
Total	6,380	$1,500,000,070.86	100.00%	8.196%	81.31%	639	60.30%	75.85%

Interest Only Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
N/A	6,029	$1,368,681,538.69	91.25%	8.271%	81.38%	637	59.17%	73.54%
24	218	$84,091,089.71	5.61%	7.577%	81.08%	664	67.12%	100.00%
36	64	$20,916,916.00	1.39%	7.300%	79.16%	659	69.56%	100.00%
60	69	$26,310,526.46	1.75%	6.994%	80.03%	673	89.72%	100.00%
Total	6,380	$1,500,000,070.86	100.00%	8.196%	81.31%	639	60.30%	75.85%

Prepayment Penalty Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
N/A	1,517	$307,637,824.00	20.51%	8.980%	82.67%	637	51.45%	75.36%
12	427	$122,656,362.84	8.18%	8.401%	80.83%	638	57.09%	87.30%
24	2,259	$541,621,032.36	36.11%	8.349%	82.29%	633	53.99%	90.71%
36	2,177	$528,084,851.66	35.21%	7.534%	79.62%	647	72.67%	58.25%
Total	6,380	$1,500,000,070.86	100.00%	8.196%	81.31%	639	60.30%	75.85%

Lien Position	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
First Lien	5,155	$1,406,250,020.65	93.75%	8.001%	80.09%	638	61.55%	80.91%
Second Lien	1,225	$93,750,050.21	6.25%	11.113%	99.61%	659	41.59%	0.00%
Total	6,380	$1,500,000,070.86	100.00%	8.196%	81.31%	639	60.30%	75.85%

Documentation Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Full	3,867	$904,484,452.31	60.30%	7.691%	80.55%	632	100.00%	68.67%
Limited	322	$72,806,529.54	4.85%	8.493%	83.90%	630	0.00%	84.47%
Stated	2,191	$522,709,089.01	34.85%	9.029%	82.27%	652	0.00%	87.09%
Total	6,380	$1,500,000,070.86	100.00%	8.196%	81.31%	639	60.30%	75.85%

Loan Purpose	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Cash-Out Refi	2,886	$784,701,388.41	52.31%	7.940%	78.88%	625	72.47%	72.56%
Purchase	3,031	$602,071,135.69	40.14%	8.571%	84.36%	657	42.19%	81.48%
Rate/Term Refi	463	$113,227,546.76	7.55%	7.974%	81.99%	639	72.23%	68.80%
Total	6,380	$1,500,000,070.86	100.00%	8.196%	81.31%	639	60.30%	75.85%

Property Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Condominium	442	$93,799,140.00	6.25%	8.223%	82.16%	644	55.77%	82.55%
Planned Unit Development	777	$193,826,237.97	12.92%	8.108%	81.10%	636	66.38%	73.39%
Single Family	4,695	$1,087,499,556.59	72.50%	8.201%	81.41%	637	60.25%	75.13%
Townhouse	24	$3,656,051.12	0.24%	8.582%	84.01%	629	47.76%	84.85%
Two to Four Family	442	$121,219,085.18	8.08%	8.259%	80.04%	656	54.93%	80.87%
Total	6,380	$1,500,000,070.86	100.00%	8.196%	81.31%	639	60.30%	75.85%

Occupancy Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Investor	677	$110,048,853.18	7.34%	9.191%	83.93%	670	44.44%	87.18%
Owner-Occupied	5,632	$1,370,406,115.02	91.36%	8.118%	81.11%	636	61.55%	74.83%
Second Home	71	$19,545,102.66	1.30%	8.013%	80.91%	649	61.95%	84.16%
Total	6,380	$1,500,000,070.86	100.00%	8.196%	81.31%	639	60.30%	75.85%

Loan Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Adj Rate Mortgage	4,035	$1,137,816,768.54	75.85%	8.174%	81.01%	634	54.59%	100.00%
Fixed Rate Mortgage	2,345	$362,183,302.32	24.15%	8.265%	82.26%	656	78.25%	0.00%
Total	6,380	$1,500,000,070.86	100.00%	8.196%	81.31%	639	60.30%	75.85%

Gross Margin (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
<= 4.999	3,570	$1,019,073,822.97	89.56%	8.092%	81.44%	641	52.41%	100.00%
5.000—5.999	313	$83,395,044.14	7.33%	8.807%	79.70%	570	72.70%	100.00%
6.000—6.999	152	$35,347,901.43	3.11%	9.044%	71.75%	558	74.58%	100.00%
Total	4,035	$1,137,816,768.54	100.00%	8.174%	81.01%	634	54.59%	100.00%

Minimum Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
5.500—5.999	49	$17,684,365.32	1.55%	5.729%	75.69%	687	100.00%	100.00%
6.000—6.499	156	$54,179,931.13	4.76%	6.282%	78.01%	663	94.55%	100.00%
6.500—6.999	347	$119,066,115.74	10.46%	6.775%	79.04%	653	87.98%	100.00%
7.000—7.499	447	$141,234,668.81	12.41%	7.255%	79.14%	644	78.70%	100.00%
7.500—7.999	658	$194,881,791.44	17.13%	7.740%	81.32%	639	61.51%	100.00%
8.000—8.499	587	$176,196,031.08	15.49%	8.233%	80.47%	639	40.50%	100.00%
8.500—8.999	629	$182,625,112.57	16.05%	8.718%	81.42%	628	35.91%	100.00%
9.000—9.499	370	$95,258,651.67	8.37%	9.210%	82.07%	613	32.31%	100.00%
9.500—9.999	313	$78,206,375.07	6.87%	9.722%	83.76%	597	35.73%	100.00%
10.000—10.499	171	$32,907,700.65	2.89%	10.226%	85.47%	598	30.79%	100.00%
10.500—10.999	164	$27,206,330.23	2.39%	10.706%	87.61%	602	27.27%	100.00%
11.000—11.499	79	$11,926,943.06	1.05%	11.249%	84.96%	598	20.24%	100.00%
11.500—11.999	42	$4,930,366.51	0.43%	11.691%	83.83%	585	9.10%	100.00%
12.000—12.499	19	$1,288,029.08	0.11%	12.215%	87.74%	651	25.77%	100.00%
12.500—12.999	4	$224,356.18	0.02%	12.713%	85.90%	587	0.00%	100.00%
Total	4,035	$1,137,816,768.54	100.00%	8.174%	81.01%	634	54.59%	100.00%

Maximum Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
11.500—11.999	49	$17,684,365.32	1.55%	5.729%	75.69%	687	100.00%	100.00%
12.000—12.499	156	$54,179,931.13	4.76%	6.282%	78.01%	663	94.55%	100.00%
12.500—12.999	347	$119,066,115.74	10.46%	6.775%	79.04%	653	87.98%	100.00%
13.000—13.499	447	$141,234,668.81	12.41%	7.255%	79.14%	644	78.70%	100.00%
13.500—13.999	658	$194,881,791.44	17.13%	7.740%	81.32%	639	61.51%	100.00%
14.000—14.499	587	$176,196,031.08	15.49%	8.233%	80.47%	639	40.50%	100.00%
14.500—14.999	629	$182,625,112.57	16.05%	8.718%	81.42%	628	35.91%	100.00%
15.000—15.499	370	$95,258,651.67	8.37%	9.210%	82.07%	613	32.31%	100.00%
15.500—15.999	313	$78,206,375.07	6.87%	9.722%	83.76%	597	35.73%	100.00%
16.000—16.499	171	$32,907,700.65	2.89%	10.226%	85.47%	598	30.79%	100.00%
16.500—16.999	164	$27,206,330.23	2.39%	10.706%	87.61%	602	27.27%	100.00%
17.000—17.499	79	$11,926,943.06	1.05%	11.249%	84.96%	598	20.24%	100.00%
17.500—17.999	42	$4,930,366.51	0.43%	11.691%	83.83%	585	9.10%	100.00%
18.000—18.499	19	$1,288,029.08	0.11%	12.215%	87.74%	651	25.77%	100.00%
18.500—18.999	4	$224,356.18	0.02%	12.713%	85.90%	587	0.00%	100.00%
Total	4,035	$1,137,816,768.54	100.00%	8.174%	81.01%	634	54.59%	100.00%

Initial Periodic Cap (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
1.000	223	$85,150,266.49	7.48%	7.589%	81.11%	664	67.46%	100.00%
2.000	2,573	$721,142,142.61	63.38%	8.396%	81.29%	629	46.42%	100.00%
3.000	1,239	$331,524,359.44	29.14%	7.840%	80.37%	636	69.04%	100.00%
Total	4,035	$1,137,816,768.54	100.00%	8.174%	81.01%	634	54.59%	100.00%

Subsequent Periodic Cap (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
1.000	4,035	$1,137,816,768.54	100.00%	8.174%	81.01%	634	54.59%	100.00%
Total	4,035	$1,137,816,768.54	100.00%	8.174%	81.01%	634	54.59%	100.00%

Next Rate Change Date	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
3/1/2008	1	$525,374.95	0.05%	8.500%	80.00%	650	0.00%	100.00%
4/1/2008	3	$1,257,850.86	0.11%	8.943%	81.46%	716	14.64%	100.00%
6/1/2008	6	$2,150,780.33	0.19%	8.581%	80.32%	670	27.12%	100.00%
7/1/2008	9	$2,450,323.45	0.22%	7.572%	76.15%	643	100.00%	100.00%
8/1/2008	22	$5,852,104.54	0.51%	7.905%	79.26%	661	54.30%	100.00%
9/1/2008	66	$19,671,066.86	1.73%	8.309%	80.40%	651	37.21%	100.00%
10/1/2008	428	$144,610,922.83	12.71%	8.389%	82.05%	629	49.85%	100.00%
11/1/2008	2,201	$614,608,084.38	54.02%	8.304%	81.18%	633	48.28%	100.00%
12/1/2008	58	$15,390,662.00	1.35%	8.020%	80.20%	611	61.17%	100.00%
4/1/2009	1	$220,298.76	0.02%	6.950%	58.16%	640	100.00%	100.00%
5/1/2009	1	$362,904.14	0.03%	6.625%	80.00%	674	0.00%	100.00%
8/1/2009	10	$2,870,781.06	0.25%	7.675%	77.65%	619	89.59%	100.00%
9/1/2009	14	$3,034,931.81	0.27%	7.851%	79.97%	629	73.74%	100.00%
10/1/2009	86	$21,229,579.59	1.87%	8.157%	79.10%	633	60.46%	100.00%
11/1/2009	653	$164,393,677.26	14.45%	8.135%	81.02%	626	63.20%	100.00%
12/1/2009	29	$6,335,775.00	0.56%	8.066%	76.10%	614	75.51%	100.00%
4/1/2011	2	$475,183.04	0.04%	7.666%	76.56%	618	35.12%	100.00%
7/1/2011	5	$1,713,954.67	0.15%	7.738%	77.74%	638	45.97%	100.00%
8/1/2011	22	$6,501,156.25	0.57%	8.237%	82.18%	640	69.24%	100.00%
9/1/2011	40	$11,436,905.86	1.01%	7.598%	81.87%	658	61.07%	100.00%
10/1/2011	62	$18,706,199.07	1.64%	7.526%	81.62%	645	82.02%	100.00%
11/1/2011	311	$92,586,251.83	8.14%	7.312%	79.57%	653	79.27%	100.00%
12/1/2011	5	$1,432,000.00	0.13%	7.475%	75.37%	584	100.00%	100.00%
Total	4,035	$1,137,816,768.54	100.00%	8.174%	81.01%	634	54.59%	100.00%

Location	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Alabama	35	$4,384,320.28	0.29%	9.014%	83.62%	604	76.45%	60.14%
Alaska	31	$6,034,812.85	0.40%	8.355%	83.74%	627	74.58%	72.73%
Arizona	116	$21,876,022.06	1.46%	8.389%	79.44%	628	50.38%	81.70%
Arkansas	11	$1,467,747.90	0.10%	9.342%	89.41%	601	74.40%	94.88%
California	2,162	$681,715,593.49	45.45%	8.065%	80.69%	649	51.85%	80.34%
Colorado	113	$23,373,528.86	1.56%	8.226%	83.82%	639	66.30%	77.54%
Connecticut	66	$15,120,725.20	1.01%	8.423%	82.60%	622	66.93%	76.56%
Delaware	5	$883,516.56	0.06%	9.064%	76.58%	593	62.10%	65.50%
District of Columbia	48	$13,021,787.97	0.87%	7.805%	78.03%	632	66.56%	65.19%
Florida	538	$105,962,254.63	7.06%	8.327%	80.99%	627	60.72%	74.33%
Georgia	118	$22,063,093.40	1.47%	9.036%	84.77%	620	54.41%	70.77%
Hawaii	22	$9,576,628.01	0.64%	7.647%	74.56%	627	72.71%	67.87%
Idaho	17	$2,767,389.44	0.18%	8.157%	77.74%	602	79.73%	86.38%
Illinois	228	$48,856,368.64	3.26%	8.805%	82.95%	639	57.28%	76.65%
Indiana	77	$6,545,664.30	0.44%	9.703%	88.28%	637	50.19%	74.87%
Iowa	9	$888,723.37	0.06%	8.263%	84.67%	608	95.98%	57.07%
Kansas	10	$1,198,179.85	0.08%	7.840%	87.38%	630	100.00%	94.97%
Kentucky	5	$470,851.40	0.03%	9.601%	89.02%	621	33.67%	73.63%
Louisiana	13	$1,715,810.40	0.11%	9.105%	85.96%	644	68.49%	64.42%
Maine	24	$3,513,525.60	0.23%	8.071%	80.92%	615	91.42%	49.41%
Maryland	348	$87,437,863.94	5.83%	7.495%	79.75%	629	79.87%	61.87%
Massachusetts	76	$21,146,397.92	1.41%	8.181%	79.55%	640	71.41%	77.74%
Michigan	175	$19,320,370.86	1.29%	9.315%	85.78%	641	53.59%	80.84%
Minnesota	42	$8,527,344.71	0.57%	8.117%	82.58%	624	60.17%	82.41%
Missouri	72	$7,757,297.60	0.52%	8.955%	85.05%	630	62.83%	83.86%
Montana	10	$1,189,596.66	0.08%	8.928%	83.09%	582	100.00%	84.04%
Nebraska	23	$2,123,416.31	0.14%	9.109%	86.37%	609	73.18%	83.50%
Nevada	35	$9,197,451.76	0.61%	7.975%	81.12%	650	61.41%	61.72%
New Hampshire	32	$6,081,820.38	0.41%	8.121%	82.71%	614	83.94%	84.51%
New Jersey	205	$58,609,858.63	3.91%	8.578%	80.42%	629	59.19%	79.77%
New Mexico	19	$3,956,815.08	0.26%	7.904%	82.42%	626	89.11%	83.84%
New York	203	$64,418,094.03	4.29%	7.845%	80.60%	648	69.58%	66.31%
North Carolina	52	$8,299,478.77	0.55%	8.865%	83.65%	636	53.41%	77.04%
Ohio	64	$5,910,015.43	0.39%	9.235%	88.32%	644	63.94%	79.27%
Oklahoma	23	$1,757,458.27	0.12%	9.542%	85.86%	595	79.41%	65.11%
Oregon	107	$22,658,343.78	1.51%	8.266%	80.97%	634	68.23%	78.64%
Pennsylvania	110	$15,235,084.08	1.02%	8.672%	84.72%	613	77.26%	63.72%
Rhode Island	12	$2,365,263.99	0.16%	8.183%	82.77%	623	78.01%	96.49%
South Carolina	16	$3,140,818.58	0.21%	8.528%	77.79%	618	54.50%	68.56%
Tennessee	87	$9,325,944.98	0.62%	8.912%	91.24%	624	70.32%	69.18%
Texas	485	$56,654,807.04	3.78%	8.765%	82.34%	624	66.60%	58.52%
Utah	9	$1,422,176.41	0.09%	8.325%	83.70%	631	67.67%	54.09%
Vermont	3	$594,099.86	0.04%	8.301%	88.49%	650	32.14%	67.86%
Virginia	121	$29,785,212.11	1.99%	7.957%	81.84%	643	67.30%	69.06%
Washington	322	$70,220,683.22	4.68%	8.078%	82.46%	629	78.12%	78.74%
West Virginia	8	$1,675,112.27	0.11%	7.592%	87.50%	640	100.00%	24.76%
Wisconsin	70	$9,260,558.55	0.62%	8.116%	84.60%	619	87.29%	75.64%
Wyoming	3	$492,141.43	0.03%	8.878%	83.41%	554	100.00%	56.85%
Total	6,380	$1,500,000,070.86	100.00%	8.196%	81.31%	639	60.30%	75.85%

Mortgage Loan Statistics—Group I

		Minimum	Maximum
Scheduled Principal Balance	$505,321,384	$9,976	$749,209
Average Scheduled Principal Balance	$184,424
Number of Mortgage Loans	2,740

Weighted Average Gross Coupon	8.138%	5.500%	12.750%
Weighted Average FICO Score	618	500	814
Weighted Average Original LTV	79.81%	10.39%	100.00%
Weighted Average Combined Original LTV	83.55%	10.39%	100.00%
Weighted Average DTI	41.52%	20.00%	56.06%

Weighted Average Original Term	369 months	180 months	480 months
Weighted Average Stated Remaining Term	368 months	176 months	480 months
Weighted Average Seasoning	1 month	0 months	8 months

Weighted Average Gross Margin	5.211%	4.990%	6.750%
Weighted Average Minimum Interest Rate	8.194%	5.500%	12.750%
Weighted Average Maximum Interest Rate	14.194%	11.500%	18.750%
Weighted Average Initial Rate Cap	2.315%	1.000%	3.000%
Weighted Average Subsequent Rate Cap	1.000%	1.000%	1.000%
Weighted Average Months to Roll	29 months	16 months	60 months

Maturity Date		August 1, 2021	December 1, 2046

Adj Rate Mortgage	76.99%	Full	71.94%
Fixed Rate Mortgage	23.01%	Limited	3.95%
		Stated	24.12%
ARM—2 Yr/6 Mth	21.37%
ARM—2 Yr/6 Mth 40 Yr	4.08%	Cash-Out Refi	72.53%
ARM—2 Yr/6 Mth IO	1.44%	Purchase	15.11%
ARM—3 Yr/6 Mth	7.92%	Rate/Term Refi	12.37%
ARM—3 Yr/6 Mth 40 Yr	1.84%
ARM—3 Yr/6 Mth IO	1.01%	Condominium	5.76%
ARM—5 Yr/6 Mth	2.21%	Planned Unit Development	12.43%
ARM—5 Yr/6 Mth 40 Yr	0.69%	Single Family	72.64%
ARM—5 Yr/6 Mth IO	0.53%	Townhouse	0.37%
Balloon—2 Yr/6 Mnth	24.26%	Two to Four Family	8.80%
Balloon—3 Yr/6 Mnth	8.09%
Balloon—30 Year	3.35%	Investor	5.36%
Balloon—5 Yr/6 Mnth	3.56%	Owner-Occupied	93.72%
Fixed—15 Year	0.36%	Second Home	0.92%
Fixed—20 Year	0.14%
Fixed—30 Year	17.40%	First Lien	97.13%
Fixed—40 Year	1.75%	Second Lien	2.87%

Not Interest Only	97.02%	Top 5 Locations:
Interest Only	2.98%	California	27.82%
		Florida	8.41%
Prepay Penalty: N/A	21.62%	Maryland	8.25%
Prepay Penalty: 12 months	6.21%	Washington	8.07%
Prepay Penalty: 24 months	34.41%	Texas	4.85%
Prepay Penalty: 36 months	37.76%

Current Balance ($)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
0.01—50,000.00	292	$10,008,956.24	1.98%	10.788%	94.45%	635	69.89%	13.62%
50,000.01—100,000.00	441	$34,744,665.92	6.88%	9.246%	83.30%	622	71.43%	51.43%
100,000.01—150,000.00	459	$57,546,550.22	11.39%	8.365%	78.76%	607	77.46%	73.31%
150,000.01—200,000.00	449	$78,739,260.70	15.58%	8.163%	77.47%	607	77.36%	78.91%
200,000.01—250,000.00	321	$71,619,192.39	14.17%	8.148%	78.59%	613	74.38%	82.42%
250,000.01—300,000.00	317	$87,249,536.25	17.27%	7.821%	79.64%	618	70.84%	82.32%
300,000.01—350,000.00	236	$76,637,766.77	15.17%	7.794%	80.77%	625	70.69%	79.58%
350,000.01—400,000.00	166	$62,245,260.55	12.32%	7.817%	79.88%	630	67.99%	80.33%
400,000.01—450,000.00	43	$17,782,747.14	3.52%	7.865%	79.53%	631	67.49%	83.85%
450,000.01—500,000.00	8	$3,863,350.46	0.76%	7.538%	80.48%	639	25.13%	100.00%
500,000.01—550,000.00	4	$2,033,511.42	0.40%	8.384%	84.87%	601	49.65%	100.00%
650,000.01—700,000.00	1	$654,749.76	0.13%	6.990%	68.23%	585	100.00%	100.00%
700,000.01—750,000.00	3	$2,195,835.98	0.43%	8.515%	80.56%	721	0.00%	100.00%
Total	2,740	$505,321,383.80	100.00%	8.138%	79.81%	618	71.94%	76.99%

Mortgage Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
5.500—5.999	26	$7,545,257.74	1.49%	5.754%	73.59%	686	100.00%	94.97%
6.000—6.499	155	$39,865,058.38	7.89%	6.235%	72.51%	677	98.91%	51.18%
6.500—6.999	272	$65,936,280.62	13.05%	6.773%	76.52%	645	90.33%	65.14%
7.000—7.499	275	$62,066,613.45	12.28%	7.251%	77.33%	628	87.45%	73.13%
7.500—7.999	375	$79,503,595.20	15.73%	7.731%	80.38%	619	76.68%	85.34%
8.000—8.499	304	$58,847,444.93	11.65%	8.240%	80.32%	614	66.58%	83.79%
8.500—8.999	362	$67,525,709.46	13.36%	8.723%	80.99%	601	58.06%	85.91%
9.000—9.499	209	$39,542,387.04	7.83%	9.224%	81.89%	587	55.07%	90.77%
9.500—9.999	268	$38,758,837.27	7.67%	9.725%	82.89%	589	50.44%	84.90%
10.000—10.499	115	$15,769,303.85	3.12%	10.210%	83.05%	578	48.32%	79.46%
10.500—10.999	101	$12,684,414.16	2.51%	10.696%	86.69%	582	47.52%	83.34%
11.000—11.499	195	$12,280,331.13	2.43%	11.233%	92.32%	603	58.16%	35.02%
11.500—11.999	66	$4,207,624.04	0.83%	11.697%	91.88%	599	20.18%	37.54%
12.000—12.499	14	$611,586.88	0.12%	12.273%	92.57%	609	62.24%	21.66%
12.500—12.999	3	$176,939.65	0.04%	12.720%	92.05%	581	0.00%	39.77%
Total	2,740	$505,321,383.80	100.00%	8.138%	79.81%	618	71.94%	76.99%

FICO	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
500—524	158	$28,338,119.97	5.61%	9.437%	72.45%	513	83.64%	88.72%
525—549	184	$34,570,225.13	6.84%	9.053%	75.62%	537	80.97%	89.88%
550—574	282	$56,183,325.58	11.12%	8.581%	78.70%	563	81.46%	89.01%
575—599	287	$58,157,754.40	11.51%	8.305%	81.86%	587	78.97%	81.93%
600—624	574	$95,131,966.57	18.83%	8.111%	82.17%	612	74.02%	74.77%
625—649	569	$98,583,121.06	19.51%	7.974%	80.51%	636	64.07%	76.06%
650—674	305	$59,022,811.79	11.68%	7.749%	81.63%	661	61.93%	71.56%
675—699	161	$31,286,703.26	6.19%	7.534%	79.68%	685	61.22%	62.42%
>= 700	220	$44,047,356.04	8.72%	7.179%	77.51%	733	70.02%	61.99%
Total	2,740	$505,321,383.80	100.00%	8.138%	79.81%	618	71.94%	76.99%

Original LTV (%) *	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
0.01—50.00	102	$15,456,795.53	3.06%	7.731%	41.36%	614	81.22%	68.27%
50.01—55.00	47	$9,667,954.94	1.91%	7.651%	52.83%	605	80.92%	66.13%
55.01—60.00	48	$11,165,775.31	2.21%	7.292%	57.62%	621	80.58%	65.68%
60.01—65.00	93	$20,192,773.80	4.00%	7.446%	63.17%	615	77.22%	69.58%
65.01—70.00	140	$29,945,406.51	5.93%	7.836%	69.11%	608	67.86%	75.35%
70.01—75.00	178	$38,856,947.42	7.69%	7.752%	73.98%	598	71.74%	76.15%
75.01—79.99	143	$32,783,550.08	6.49%	7.699%	78.20%	612	80.37%	71.15%
80.00—80.00	796	$153,582,146.51	30.39%	8.034%	80.00%	629	63.57%	85.55%
80.01—85.00	235	$51,018,841.86	10.10%	8.239%	84.53%	603	76.06%	77.34%
85.01—90.00	447	$95,751,522.74	18.95%	8.303%	89.76%	620	76.05%	79.50%
90.01—95.00	127	$25,235,486.68	4.99%	8.909%	94.86%	622	76.27%	87.88%
95.01—99.99	13	$831,719.99	0.16%	9.783%	98.29%	635	87.20%	33.35%
100.00	371	$20,832,462.43	4.12%	10.406%	100.00%	640	70.87%	27.97%
Total	2,740	$505,321,383.80	100.00%	8.138%	79.81%	618	71.94%	76.99%

*Original LTV for all first lien loans and combined original LTV for all second lien loans

Combined Original LTV with Simultaneous Seconds (%) **	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
0.01—50.00	101	$15,117,144.42	2.99%	7.762%	41.28%	610	80.80%	67.56%
50.01—55.00	45	$8,980,425.87	1.78%	7.758%	52.85%	600	79.46%	66.87%
55.01—60.00	49	$11,465,476.65	2.27%	7.258%	57.43%	625	81.09%	63.97%
60.01—65.00	93	$20,192,773.80	4.00%	7.446%	63.17%	615	77.22%	69.58%
65.01—70.00	141	$30,498,030.22	6.04%	7.807%	68.65%	610	69.02%	75.80%
70.01—75.00	177	$38,695,039.67	7.66%	7.748%	73.98%	599	71.63%	76.05%
75.01—79.99	131	$30,374,120.78	6.01%	7.704%	78.16%	611	79.84%	69.71%
80.00—80.00	308	$61,260,810.42	12.12%	8.278%	80.00%	600	73.68%	78.71%
80.01—85.00	231	$50,527,877.68	10.00%	8.225%	84.52%	604	76.33%	77.34%
85.01—90.00	447	$96,837,744.29	19.16%	8.282%	89.57%	620	75.84%	79.38%
90.01—95.00	147	$29,669,301.67	5.87%	8.751%	92.57%	624	74.73%	87.73%
95.01—99.99	28	$3,724,343.10	0.74%	8.413%	83.80%	633	76.82%	71.66%
100.00	842	$107,978,295.23	21.37%	8.376%	83.93%	646	59.35%	78.60%
Total	2,740	$505,321,383.80	100.00%	8.138%	79.81%	618	71.94%	76.99%

**Combined LTV including simultaneous seconds for all first lien loans and combined original LTV for all second lien loans

Original Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
180	18	$1,812,582.51	0.36%	7.456%	69.64%	654	58.89%	0.00%
240	4	$732,325.82	0.14%	7.224%	83.95%	654	100.00%	0.00%
360	2,527	$460,497,631.85	91.13%	8.145%	79.78%	617	72.13%	77.23%
480	191	$42,278,843.62	8.37%	8.117%	80.47%	629	69.96%	79.04%
Total	2,740	$505,321,383.80	100.00%	8.138%	79.81%	618	71.94%	76.99%

Stated Remaining Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
121—180	18	$1,812,582.51	0.36%	7.456%	69.64%	654	58.89%	0.00%
181—240	4	$732,325.82	0.14%	7.224%	83.95%	654	100.00%	0.00%
301—360	2,527	$460,497,631.85	91.13%	8.145%	79.78%	617	72.13%	77.23%
>= 361	191	$42,278,843.62	8.37%	8.117%	80.47%	629	69.96%	79.04%
Total	2,740	$505,321,383.80	100.00%	8.138%	79.81%	618	71.94%	76.99%

Debt Ratio (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
0.01—20.00	8	$1,133,874.43	0.22%	8.651%	84.06%	612	81.52%	91.54%
20.01—25.00	143	$21,573,347.45	4.27%	8.220%	77.39%	627	70.11%	68.13%
25.01—30.00	247	$38,103,217.26	7.54%	8.170%	77.24%	622	72.04%	74.43%
30.01—35.00	333	$52,924,079.33	10.47%	8.017%	78.85%	629	72.14%	71.64%
35.01—40.00	457	$80,747,019.93	15.98%	8.196%	79.02%	617	69.21%	78.27%
40.01—45.00	638	$117,759,597.01	23.30%	8.178%	80.39%	625	69.09%	77.08%
45.01—50.00	621	$121,567,691.44	24.06%	8.193%	82.19%	619	70.77%	80.95%
50.01—55.00	287	$70,172,257.07	13.89%	7.957%	78.44%	598	81.93%	76.06%
55.01—60.00	6	$1,340,299.88	0.27%	7.907%	78.80%	576	79.86%	95.97%
Total	2,740	$505,321,383.80	100.00%	8.138%	79.81%	618	71.94%	76.99%

Product	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
ARM—2 Yr/6 Mth	617	$107,990,282.24	21.37%	8.818%	78.88%	586	66.07%	100.00%
ARM—2 Yr/6 Mth 40 Yr	92	$20,615,827.42	4.08%	8.512%	81.68%	618	59.53%	100.00%
ARM—2 Yr/6 Mth IO	28	$7,261,869.67	1.44%	7.184%	77.39%	677	68.58%	100.00%
ARM—3 Yr/6 Mth	233	$40,008,600.24	7.92%	8.335%	79.51%	593	79.23%	100.00%
ARM—3 Yr/6 Mth 40 Yr	46	$9,318,485.66	1.84%	8.269%	80.78%	631	74.09%	100.00%
ARM—3 Yr/6 Mth IO	19	$5,104,250.00	1.01%	7.043%	78.08%	667	84.59%	100.00%
ARM—5 Yr/6 Mth	61	$11,180,854.14	2.21%	8.076%	80.75%	626	78.38%	100.00%
ARM—5 Yr/6 Mth 40 Yr	15	$3,484,811.93	0.69%	7.622%	85.17%	632	74.68%	100.00%
ARM—5 Yr/6 Mth IO	11	$2,669,349.62	0.53%	6.665%	79.16%	669	100.00%	100.00%
Balloon—2 Yr/6 Mnth	488	$122,581,854.94	24.26%	7.991%	80.52%	620	59.63%	100.00%
Balloon—3 Yr/6 Mnth	164	$40,865,991.45	8.09%	7.840%	79.69%	626	69.54%	100.00%
Balloon—30 Year	70	$16,944,544.40	3.35%	7.202%	79.29%	647	94.65%	0.00%
Balloon—5 Yr/6 Mnth	68	$17,969,876.42	3.56%	7.071%	79.46%	646	84.87%	100.00%
Fixed—15 Year	18	$1,812,582.51	0.36%	7.456%	69.64%	654	58.89%	0.00%
Fixed—20 Year	4	$732,325.82	0.14%	7.224%	83.95%	654	100.00%	0.00%
Fixed—30 Year	768	$87,920,158.73	17.40%	8.184%	80.39%	638	85.94%	0.00%
Fixed—40 Year	38	$8,859,718.61	1.75%	7.233%	75.50%	649	88.02%	0.00%
Total	2,740	$505,321,383.80	100.00%	8.138%	79.81%	618	71.94%	76.99%

Interest Only	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Interest Only	58	$15,035,469.29	2.98%	7.044%	77.94%	672	79.59%	100.00%
Not Interest Only	2,682	$490,285,914.51	97.02%	8.172%	79.87%	617	71.70%	76.29%
Total	2,740	$505,321,383.80	100.00%	8.138%	79.81%	618	71.94%	76.99%

Interest Only Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
N/A	2,682	$490,285,914.51	97.02%	8.172%	79.87%	617	71.70%	76.29%
24	28	$7,261,869.67	1.44%	7.184%	77.39%	677	68.58%	100.00%
36	19	$5,104,250.00	1.01%	7.043%	78.08%	667	84.59%	100.00%
60	11	$2,669,349.62	0.53%	6.665%	79.16%	669	100.00%	100.00%
Total	2,740	$505,321,383.80	100.00%	8.138%	79.81%	618	71.94%	76.99%

Prepayment Penalty Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
N/A	711	$109,271,080.99	21.62%	8.816%	81.35%	618	66.06%	75.62%
12	148	$31,356,125.12	6.21%	8.245%	78.19%	612	71.22%	89.40%
24	916	$173,875,119.13	34.41%	8.294%	79.79%	608	66.62%	95.26%
36	965	$190,819,058.56	37.76%	7.591%	79.22%	630	80.26%	59.09%
Total	2,740	$505,321,383.80	100.00%	8.138%	79.81%	618	71.94%	76.99%

Lien Position	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
First Lien	2,401	$490,808,879.52	97.13%	8.054%	79.23%	618	72.26%	79.27%
Second Lien	339	$14,512,504.28	2.87%	11.008%	99.37%	646	61.16%	0.00%
Total	2,740	$505,321,383.80	100.00%	8.138%	79.81%	618	71.94%	76.99%

Documentation Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Full	1,999	$363,514,943.09	71.94%	7.837%	79.65%	614	100.00%	72.16%
Limited	109	$19,939,319.56	3.95%	8.619%	82.62%	598	0.00%	88.31%
Stated	632	$121,867,121.15	24.12%	8.959%	79.82%	636	0.00%	89.54%
Total	2,740	$505,321,383.80	100.00%	8.138%	79.81%	618	71.94%	76.99%

Loan Purpose	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Cash-Out Refi	1,756	$366,485,555.32	72.53%	8.102%	78.54%	613	72.80%	77.46%
Purchase	651	$76,350,428.13	15.11%	8.364%	83.91%	639	65.98%	80.63%
Rate/Term Refi	333	$62,485,400.35	12.37%	8.078%	82.24%	627	74.17%	69.79%
Total	2,740	$505,321,383.80	100.00%	8.138%	79.81%	618	71.94%	76.99%

Property Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Condominium	168	$29,103,224.72	5.76%	7.968%	80.76%	630	73.57%	85.96%
Planned Unit Development	338	$62,787,844.52	12.43%	8.033%	80.69%	619	79.97%	73.23%
Single Family	2,054	$367,058,933.38	72.64%	8.188%	80.02%	616	71.78%	76.21%
Townhouse	12	$1,891,384.93	0.37%	7.882%	82.61%	618	79.28%	83.86%
Two to Four Family	168	$44,479,996.25	8.80%	7.997%	76.12%	633	60.51%	82.60%
Total	2,740	$505,321,383.80	100.00%	8.138%	79.81%	618	71.94%	76.99%

Occupancy Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Investor	144	$27,075,462.25	5.36%	8.725%	79.81%	662	43.15%	86.51%
Owner-Occupied	2,574	$473,571,796.19	93.72%	8.108%	79.85%	616	73.62%	76.38%
Second Home	22	$4,674,125.36	0.92%	7.840%	76.11%	646	68.08%	83.91%
Total	2,740	$505,321,383.80	100.00%	8.138%	79.81%	618	71.94%	76.99%

Loan Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Adj Rate Mortgage	1,842	$389,052,053.73	76.99%	8.194%	79.84%	612	67.43%	100.00%
Fixed Rate Mortgage	898	$116,269,330.07	23.01%	7.951%	79.71%	640	87.04%	0.00%
Total	2,740	$505,321,383.80	100.00%	8.138%	79.81%	618	71.94%	76.99%

Gross Margin (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
<= 4.999	1,500	$318,283,414.71	81.81%	8.049%	80.84%	624	65.23%	100.00%
5.000—5.999	221	$46,945,450.46	12.07%	8.797%	77.85%	562	78.28%	100.00%
6.000—6.999	121	$23,823,188.56	6.12%	8.948%	70.48%	557	75.31%	100.00%
Total	1,842	$389,052,053.73	100.00%	8.194%	79.84%	612	67.43%	100.00%

Minimum Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
5.500—5.999	25	$7,166,023.50	1.84%	5.744%	74.49%	682	100.00%	100.00%
6.000—6.499	76	$20,401,897.22	5.24%	6.267%	75.34%	657	98.32%	100.00%
6.500—6.999	173	$42,952,611.78	11.04%	6.778%	76.37%	639	88.79%	100.00%
7.000—7.499	196	$45,387,369.69	11.67%	7.264%	77.02%	628	84.51%	100.00%
7.500—7.999	306	$67,844,947.46	17.44%	7.736%	80.64%	619	74.01%	100.00%
8.000—8.499	245	$49,305,878.38	12.67%	8.245%	80.20%	613	62.31%	100.00%
8.500—8.999	292	$58,012,331.30	14.91%	8.723%	81.10%	602	53.70%	100.00%
9.000—9.499	179	$35,891,087.69	9.23%	9.223%	81.55%	586	53.33%	100.00%
9.500—9.999	160	$32,905,757.03	8.46%	9.710%	82.72%	581	46.40%	100.00%
10.000—10.499	74	$12,530,222.64	3.22%	10.219%	81.48%	572	41.87%	100.00%
10.500—10.999	65	$10,571,520.29	2.72%	10.693%	86.22%	574	43.00%	100.00%
11.000—11.499	33	$4,300,150.24	1.11%	11.170%	82.85%	564	43.02%	100.00%
11.500—11.999	14	$1,579,426.91	0.41%	11.705%	83.59%	558	24.43%	100.00%
12.000—12.499	3	$132,463.86	0.03%	12.218%	77.00%	526	62.26%	100.00%
12.500—12.999	1	$70,365.74	0.02%	12.750%	80.00%	509	0.00%	100.00%
Total	1,842	$389,052,053.73	100.00%	8.194%	79.84%	612	67.43%	100.00%

Maximum Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
11.500—11.999	25	$7,166,023.50	1.84%	5.744%	74.49%	682	100.00%	100.00%
12.000—12.499	76	$20,401,897.22	5.24%	6.267%	75.34%	657	98.32%	100.00%
12.500—12.999	173	$42,952,611.78	11.04%	6.778%	76.37%	639	88.79%	100.00%
13.000—13.499	196	$45,387,369.69	11.67%	7.264%	77.02%	628	84.51%	100.00%
13.500—13.999	306	$67,844,947.46	17.44%	7.736%	80.64%	619	74.01%	100.00%
14.000—14.499	245	$49,305,878.38	12.67%	8.245%	80.20%	613	62.31%	100.00%
14.500—14.999	292	$58,012,331.30	14.91%	8.723%	81.10%	602	53.70%	100.00%
15.000—15.499	179	$35,891,087.69	9.23%	9.223%	81.55%	586	53.33%	100.00%
15.500—15.999	160	$32,905,757.03	8.46%	9.710%	82.72%	581	46.40%	100.00%
16.000—16.499	74	$12,530,222.64	3.22%	10.219%	81.48%	572	41.87%	100.00%
16.500—16.999	65	$10,571,520.29	2.72%	10.693%	86.22%	574	43.00%	100.00%
17.000—17.499	33	$4,300,150.24	1.11%	11.170%	82.85%	564	43.02%	100.00%
17.500—17.999	14	$1,579,426.91	0.41%	11.705%	83.59%	558	24.43%	100.00%
18.000—18.499	3	$132,463.86	0.03%	12.218%	77.00%	526	62.26%	100.00%
18.500—18.999	1	$70,365.74	0.02%	12.750%	80.00%	509	0.00%	100.00%
Total	1,842	$389,052,053.73	100.00%	8.194%	79.84%	612	67.43%	100.00%

Initial Periodic Cap (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
1.000	31	$7,676,119.29	1.97%	7.280%	77.90%	672	70.28%	100.00%
2.000	1,196	$251,056,040.54	64.53%	8.389%	79.91%	605	62.37%	100.00%
3.000	615	$130,319,893.90	33.50%	7.873%	79.82%	622	77.00%	100.00%
Total	1,842	$389,052,053.73	100.00%	8.194%	79.84%	612	67.43%	100.00%

Subsequent Periodic Cap (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
1.000	1,842	$389,052,053.73	100.00%	8.194%	79.84%	612	67.43%	100.00%
Total	1,842	$389,052,053.73	100.00%	8.194%	79.84%	612	67.43%	100.00%

Next Rate Change Date	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
4/1/2008	2	$299,438.65	0.08%	8.119%	86.15%	623	61.48%	100.00%
7/1/2008	4	$1,094,399.89	0.28%	7.646%	69.86%	624	100.00%	100.00%
8/1/2008	6	$1,493,170.31	0.38%	8.484%	76.25%	643	9.68%	100.00%
9/1/2008	18	$3,660,633.42	0.94%	8.604%	80.47%	614	43.35%	100.00%
10/1/2008	152	$33,876,971.85	8.71%	8.450%	80.07%	596	65.26%	100.00%
11/1/2008	1,005	$209,387,468.15	53.82%	8.356%	79.81%	609	62.00%	100.00%
12/1/2008	38	$8,637,752.00	2.22%	7.934%	81.13%	594	78.14%	100.00%
4/1/2009	1	$220,298.76	0.06%	6.950%	58.16%	640	100.00%	100.00%
8/1/2009	8	$2,254,781.06	0.58%	7.811%	76.54%	617	86.74%	100.00%
9/1/2009	6	$1,198,075.16	0.31%	7.804%	81.22%	619	89.33%	100.00%
10/1/2009	48	$9,394,178.04	2.41%	7.935%	76.29%	619	72.97%	100.00%
11/1/2009	374	$76,888,619.33	19.76%	8.062%	80.37%	614	74.39%	100.00%
12/1/2009	25	$5,341,375.00	1.37%	8.233%	76.77%	613	75.64%	100.00%
7/1/2011	1	$254,518.75	0.07%	7.075%	72.86%	618	100.00%	100.00%
8/1/2011	6	$1,488,174.07	0.38%	7.862%	83.51%	623	87.66%	100.00%
9/1/2011	21	$5,201,247.83	1.34%	7.579%	80.75%	636	62.18%	100.00%
10/1/2011	26	$5,339,882.67	1.37%	7.582%	81.59%	636	85.43%	100.00%
11/1/2011	97	$22,429,068.79	5.77%	7.299%	79.86%	644	86.22%	100.00%
12/1/2011	4	$592,000.00	0.15%	7.759%	82.98%	609	100.00%	100.00%
Total	1,842	$389,052,053.73	100.00%	8.194%	79.84%	612	67.43%	100.00%

Location	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Alabama	21	$2,379,793.39	0.47%	9.124%	83.52%	589	84.58%	60.58%
Alaska	21	$3,462,524.44	0.69%	8.801%	81.60%	615	69.34%	77.50%
Arizona	61	$10,388,587.63	2.06%	8.334%	80.53%	614	63.66%	81.55%
Arkansas	7	$494,404.09	0.10%	9.716%	84.15%	589	72.51%	94.50%
California	529	$140,588,770.00	27.82%	7.895%	76.29%	625	59.62%	86.47%
Colorado	64	$9,499,505.66	1.88%	8.120%	83.50%	610	84.20%	81.21%
Connecticut	47	$7,755,004.18	1.53%	8.540%	83.05%	609	72.20%	85.41%
Delaware	4	$703,534.06	0.14%	8.421%	73.15%	581	77.98%	56.67%
District of Columbia	25	$5,471,922.37	1.08%	7.477%	71.98%	600	85.20%	71.67%
Florida	242	$42,491,738.89	8.41%	8.205%	78.17%	614	71.79%	71.91%
Georgia	62	$8,725,733.37	1.73%	8.971%	85.59%	606	68.46%	69.42%
Hawaii	8	$2,335,861.74	0.46%	7.356%	80.32%	623	76.10%	53.45%
Idaho	11	$1,662,808.60	0.33%	8.120%	75.01%	604	78.00%	86.77%
Illinois	126	$22,938,702.53	4.54%	8.534%	81.22%	624	63.68%	80.43%
Indiana	18	$1,965,084.21	0.39%	8.743%	88.10%	616	72.19%	64.99%
Iowa	7	$625,275.24	0.12%	8.855%	86.90%	584	94.29%	58.15%
Kansas	8	$539,320.56	0.11%	8.590%	84.81%	632	100.00%	88.82%
Kentucky	2	$172,127.75	0.03%	10.320%	87.21%	601	27.87%	27.87%
Louisiana	4	$488,147.40	0.10%	8.430%	80.12%	603	43.29%	62.98%
Maine	18	$2,636,227.60	0.52%	8.226%	81.24%	608	90.90%	56.86%
Maryland	185	$41,688,635.38	8.25%	7.558%	79.59%	617	82.72%	71.89%
Massachusetts	47	$12,144,943.81	2.40%	8.017%	79.20%	624	84.00%	77.16%
Michigan	69	$7,517,118.16	1.49%	8.757%	85.92%	618	83.02%	67.46%
Minnesota	23	$4,005,448.19	0.79%	7.746%	84.98%	627	79.78%	75.71%
Missouri	31	$3,674,562.61	0.73%	8.700%	81.72%	615	59.26%	89.07%
Montana	6	$777,907.43	0.15%	8.917%	83.42%	586	100.00%	94.60%
Nebraska	22	$2,031,655.23	0.40%	9.060%	86.43%	609	76.48%	82.75%
Nevada	14	$3,205,781.71	0.63%	7.405%	84.83%	638	87.69%	45.45%
New Hampshire	22	$3,602,058.62	0.71%	8.428%	81.23%	599	95.73%	83.22%
New Jersey	96	$21,631,714.45	4.28%	8.539%	78.92%	617	65.53%	80.56%
New Mexico	9	$1,469,293.82	0.29%	8.782%	81.89%	579	100.00%	89.92%
New York	54	$14,177,067.10	2.81%	7.548%	74.85%	622	74.82%	75.23%
North Carolina	29	$3,622,364.01	0.72%	9.058%	85.62%	615	70.21%	70.60%
Ohio	20	$2,154,948.03	0.43%	9.135%	85.85%	629	54.38%	71.87%
Oklahoma	18	$1,459,104.23	0.29%	9.536%	84.53%	585	75.20%	65.98%
Oregon	66	$10,797,137.00	2.14%	8.077%	79.23%	631	72.77%	80.10%
Pennsylvania	66	$9,064,638.41	1.79%	8.765%	85.55%	606	78.58%	63.44%
Rhode Island	10	$1,816,801.89	0.36%	7.945%	81.99%	610	87.47%	95.43%
South Carolina	11	$1,412,954.19	0.28%	8.570%	83.93%	631	87.80%	70.80%
Tennessee	48	$4,709,318.55	0.93%	8.532%	90.40%	619	82.14%	66.82%
Texas	263	$24,487,216.85	4.85%	8.836%	82.31%	611	75.70%	49.07%
Utah	7	$962,385.56	0.19%	7.553%	83.55%	627	100.00%	41.71%
Vermont	1	$101,834.35	0.02%	8.200%	84.92%	647	0.00%	100.00%
Virginia	62	$13,508,900.36	2.67%	7.866%	82.24%	633	81.26%	69.52%
Washington	212	$40,787,782.71	8.07%	8.112%	83.01%	615	82.44%	81.66%
West Virginia	5	$784,165.77	0.16%	8.006%	81.56%	617	100.00%	52.90%
Wisconsin	56	$7,908,430.24	1.57%	7.988%	84.41%	619	90.06%	72.96%
Wyoming	3	$492,141.43	0.10%	8.878%	83.41%	554	100.00%	56.85%
Total	2,740	$505,321,383.80	100.00%	8.138%	79.81%	618	71.94%	76.99%

Mortgage Loan Statistics—Group II

		Minimum	Maximum
Scheduled Principal Balance	$994,678,687	$11,820	$1,291,773
Average Scheduled Principal Balance	$273,263
Number of Mortgage Loans	3,640

Weighted Average Gross Coupon	8.225%	5.500%	12.900%
Weighted Average FICO Score	649	501	808
Weighted Average Original LTV	82.07%	9.91%	100.00%
Weighted Average Combined Original LTV	89.85%	9.91%	100.00%
Weighted Average DTI	38.12%	0.33%	62.09%

Weighted Average Original Term	367 months	180 months	480 months
Weighted Average Stated Remaining Term	366 months	178 months	480 months
Weighted Average Seasoning	1 month	0 months	9 months

Weighted Average Gross Margin	5.062%	4.990%	6.750%
Weighted Average Minimum Interest Rate	8.163%	5.500%	12.900%
Weighted Average Maximum Interest Rate	14.163%	11.500%	18.900%
Weighted Average Initial Rate Cap	2.165%	1.000%	3.000%
Weighted Average Subsequent Rate Cap	1.000%	1.000%	1.000%
Weighted Average Months to Roll	29 months	15 months	60 months

Maturity Date		October 1, 2021	December 1, 2046

Adj Rate Mortgage	75.28%	Full	54.39%
Fixed Rate Mortgage	24.72%	Limited	5.32%
		Stated	40.30%
ARM—2 Yr/6 Mth	11.55%
ARM—2 Yr/6 Mth 40 Yr	3.84%	Cash-Out Refi	42.05%
ARM—2 Yr/6 Mth IO	7.72%	Purchase	52.85%
ARM—3 Yr/6 Mth	3.57%	Rate/Term Refi	5.10%
ARM—3 Yr/6 Mth 40 Yr	0.79%
ARM—3 Yr/6 Mth IO	1.59%	Condominium	6.50%
ARM—5 Yr/6 Mth	2.33%	Planned Unit Development	13.17%
ARM—5 Yr/6 Mth 40 Yr	0.93%	Single Family	72.43%
ARM—5 Yr/6 Mth IO	2.38%	Townhouse	0.18%
Balloon—2 Yr/6 Mnth	31.98%	Two to Four Family	7.71%
Balloon—3 Yr/6 Mnth	4.42%
Balloon—30 Year	3.85%	Investor	8.34%
Balloon—5 Yr/6 Mnth	4.18%	Owner-Occupied	90.16%
Fixed—15 Year	0.56%	Second Home	1.50%
Fixed—20 Year	0.11%
Fixed—30 Year	19.11%	First Lien	92.03%
Fixed—40 Year	1.09%	Second Lien	7.97%

Not Interest Only	88.31%	Top 5 Locations:
Interest Only	11.69%	California	54.40%
		Florida	6.38%
Prepay Penalty: N/A	19.94%	New York	5.05%
Prepay Penalty: 12 months	9.18%	Maryland	4.60%
Prepay Penalty: 24 months	36.97%	New Jersey	3.72%
Prepay Penalty: 36 months	33.91%

Current Balance ($)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
0.01—50,000.00	256	$9,806,178.80	0.99%	10.814%	94.10%	649	47.34%	30.32%
50,000.01—100,000.00	730	$55,329,962.59	5.56%	10.461%	92.91%	650	47.23%	30.11%
100,000.01—150,000.00	480	$59,383,310.60	5.97%	9.935%	89.98%	655	44.48%	37.03%
150,000.01—200,000.00	299	$51,943,601.06	5.22%	8.866%	83.72%	643	54.95%	59.89%
200,000.01—250,000.00	245	$55,334,962.83	5.56%	8.195%	81.19%	646	54.89%	81.76%
250,000.01—300,000.00	262	$71,906,424.45	7.23%	7.863%	80.58%	647	52.91%	79.82%
300,000.01—350,000.00	172	$55,790,989.27	5.61%	7.787%	80.52%	652	50.74%	86.11%
350,000.01—400,000.00	191	$71,346,051.82	7.17%	7.725%	80.42%	653	52.88%	82.70%
400,000.01—450,000.00	207	$88,830,783.84	8.93%	7.794%	81.09%	648	54.74%	86.05%
450,000.01—500,000.00	211	$100,130,545.35	10.07%	7.659%	80.70%	654	58.78%	79.65%
500,000.01—550,000.00	156	$81,994,627.93	8.24%	7.901%	80.89%	655	52.09%	82.05%
550,000.01—600,000.00	141	$81,364,589.89	8.18%	8.047%	81.78%	655	49.62%	84.57%
600,000.01—650,000.00	92	$57,584,113.24	5.79%	7.818%	81.84%	652	61.76%	82.65%
650,000.01—700,000.00	72	$48,717,424.04	4.90%	7.807%	81.51%	652	61.20%	82.05%
700,000.01—750,000.00	42	$30,560,809.90	3.07%	8.088%	79.09%	631	54.95%	85.62%
750,000.01—800,000.00	28	$21,769,302.96	2.19%	8.048%	78.10%	662	53.86%	74.80%
800,000.01—850,000.00	8	$6,624,756.71	0.67%	9.026%	79.12%	629	25.11%	100.00%
850,000.01—900,000.00	13	$11,435,862.99	1.15%	7.413%	76.27%	644	92.45%	84.46%
900,000.01—950,000.00	7	$6,480,083.47	0.65%	8.416%	75.35%	595	71.67%	56.66%
950,000.01—1,000,000.00	24	$23,744,670.87	2.39%	8.131%	74.35%	616	62.46%	87.54%
>= 1,000,000.01	4	$4,599,634.45	0.46%	7.535%	74.95%	671	100.00%	71.92%
Total	3,640	$994,678,687.06	100.00%	8.225%	82.07%	649	54.39%	75.28%

Mortgage Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
5.500—5.999	26	$11,371,744.06	1.14%	5.734%	76.31%	690	100.00%	92.50%
6.000—6.499	240	$102,171,005.11	10.27%	6.189%	73.96%	693	97.45%	33.06%
6.500—6.999	256	$105,074,751.97	10.56%	6.758%	79.41%	658	89.48%	72.44%
7.000—7.499	321	$118,584,776.10	11.92%	7.245%	79.53%	650	79.76%	80.83%
7.500—7.999	403	$139,830,485.83	14.06%	7.740%	81.44%	648	57.67%	90.85%
8.000—8.499	380	$134,263,881.22	13.50%	8.228%	80.60%	649	35.18%	94.51%
8.500—8.999	377	$130,581,839.76	13.13%	8.715%	81.60%	641	29.02%	95.43%
9.000—9.499	223	$68,526,757.04	6.89%	9.205%	82.31%	629	26.65%	86.63%
9.500—9.999	311	$59,726,678.89	6.00%	9.750%	86.94%	623	36.81%	75.85%
10.000—10.499	182	$30,185,777.72	3.03%	10.223%	89.97%	621	43.38%	67.51%
10.500—10.999	197	$26,328,569.92	2.65%	10.723%	92.10%	637	28.52%	63.18%
11.000—11.499	414	$39,428,447.50	3.96%	11.258%	97.04%	647	32.52%	19.34%
11.500—11.999	208	$18,556,424.61	1.87%	11.706%	96.32%	633	7.00%	18.06%
12.000—12.499	68	$6,626,586.49	0.67%	12.192%	97.56%	678	10.29%	17.44%
12.500—12.999	34	$3,420,960.84	0.34%	12.690%	98.80%	644	0.00%	4.50%
Total	3,640	$994,678,687.06	100.00%	8.225%	82.07%	649	54.39%	75.28%

FICO	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
500—524	33	$15,114,340.03	1.52%	9.788%	75.96%	515	67.96%	86.67%
525—549	63	$23,246,456.88	2.34%	9.150%	75.31%	541	60.70%	83.80%
550—574	109	$41,395,139.17	4.16%	8.820%	80.17%	564	69.13%	85.20%
575—599	173	$59,351,365.05	5.97%	8.452%	81.90%	587	74.25%	79.33%
600—624	734	$174,880,626.76	17.58%	8.322%	82.60%	614	62.15%	79.25%
625—649	861	$217,016,169.21	21.82%	8.374%	83.08%	637	47.39%	78.19%
650—674	658	$176,210,136.71	17.72%	8.126%	82.90%	661	49.12%	74.81%
675—699	449	$113,121,495.42	11.37%	8.094%	82.50%	686	44.62%	74.74%
>= 700	560	$174,342,957.83	17.53%	7.650%	81.13%	733	54.69%	62.63%
Total	3,640	$994,678,687.06	100.00%	8.225%	82.07%	649	54.39%	75.28%

Original LTV (%) *	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
0.01—50.00	56	$11,509,637.33	1.16%	6.684%	40.29%	649	92.86%	20.35%
50.01—55.00	23	$7,205,203.88	0.72%	7.068%	53.14%	652	86.20%	39.60%
55.01—60.00	31	$10,257,828.81	1.03%	7.134%	58.16%	638	89.77%	40.34%
60.01—65.00	62	$25,350,982.99	2.55%	7.132%	63.18%	643	81.11%	51.95%
65.01—70.00	76	$32,933,362.90	3.31%	7.719%	68.68%	638	62.01%	59.23%
70.01—75.00	118	$48,562,098.38	4.88%	7.190%	73.76%	640	73.93%	59.11%
75.01—79.99	83	$34,415,674.52	3.46%	7.474%	78.09%	636	75.62%	68.15%
80.00—80.00	1,328	$481,243,254.78	48.38%	7.956%	80.00%	654	42.69%	90.76%
80.01—85.00	162	$58,223,432.49	5.85%	7.949%	84.47%	640	72.57%	80.21%
85.01—90.00	694	$161,824,703.81	16.27%	8.494%	89.78%	649	64.58%	81.13%
90.01—95.00	122	$37,677,399.79	3.79%	9.014%	94.75%	630	66.41%	83.84%
95.01—99.99	19	$1,559,408.72	0.16%	10.860%	98.17%	660	41.90%	0.00%
100.00	866	$83,915,698.66	8.44%	10.919%	100.00%	658	40.57%	9.84%
Total	3,640	$994,678,687.06	100.00%	8.225%	82.07%	649	54.39%	75.28%

*Original LTV for all first lien loans and combined original LTV for all second lien loans

Combined Original LTV with Simultaneous Seconds (%) **	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
0.01—50.00	56	$11,509,637.33	1.16%	6.684%	40.29%	649	92.86%	20.35%
50.01—55.00	22	$6,430,404.40	0.65%	6.914%	53.11%	652	96.59%	32.33%
55.01—60.00	30	$10,156,893.88	1.02%	7.123%	58.17%	639	89.67%	40.74%
60.01—65.00	62	$24,908,227.69	2.50%	7.100%	63.14%	645	80.77%	50.69%
65.01—70.00	74	$31,837,368.33	3.20%	7.758%	68.59%	632	61.10%	60.07%
70.01—75.00	114	$46,310,649.09	4.66%	7.126%	73.76%	639	75.58%	57.12%
75.01—79.99	71	$30,658,169.83	3.08%	7.372%	77.74%	634	83.77%	61.92%
80.00—80.00	270	$97,936,793.49	9.85%	7.980%	80.00%	633	64.61%	68.96%
80.01—85.00	158	$56,178,777.04	5.65%	7.932%	84.46%	638	73.04%	79.49%
85.01—90.00	705	$171,316,006.30	17.22%	8.455%	88.95%	649	63.04%	81.61%
90.01—95.00	151	$52,002,078.95	5.23%	8.605%	90.29%	636	64.57%	87.23%
95.01—99.99	39	$8,096,940.89	0.81%	8.450%	82.89%	658	39.55%	71.47%
100.00	1,888	$447,336,739.84	44.97%	8.531%	83.83%	660	37.02%	80.45%
Total	3,640	$994,678,687.06	100.00%	8.225%	82.07%	649	54.39%	75.28%

**Combined LTV including simultaneous seconds for all first lien loans and combined original LTV for all second lien loans

Original Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
180	21	$5,592,937.36	0.56%	7.441%	72.52%	683	91.96%	0.00%
240	7	$1,056,789.67	0.11%	7.219%	71.17%	658	72.99%	0.00%
360	3,425	$921,877,076.02	92.68%	8.239%	82.21%	649	54.28%	75.22%
480	187	$66,151,884.01	6.65%	8.106%	81.13%	651	52.33%	83.61%
Total	3,640	$994,678,687.06	100.00%	8.225%	82.07%	649	54.39%	75.28%

Stated Remaining Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
121—180	21	$5,592,937.36	0.56%	7.441%	72.52%	683	91.96%	0.00%
181—240	7	$1,056,789.67	0.11%	7.219%	71.17%	658	72.99%	0.00%
301—360	3,425	$921,877,076.02	92.68%	8.239%	82.21%	649	54.28%	75.22%
>= 361	187	$66,151,884.01	6.65%	8.106%	81.13%	651	52.33%	83.61%
Total	3,640	$994,678,687.06	100.00%	8.225%	82.07%	649	54.39%	75.28%

Debt Ratio (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
0.01—20.00	427	$91,487,373.05	9.20%	8.169%	81.88%	651	77.16%	65.08%
20.01—25.00	159	$42,153,500.11	4.24%	8.216%	81.83%	649	70.25%	72.37%
25.01—30.00	241	$59,551,228.03	5.99%	8.108%	80.93%	649	58.09%	70.09%
30.01—35.00	381	$93,059,313.39	9.36%	8.255%	80.91%	652	49.21%	74.05%
35.01—40.00	627	$172,635,561.15	17.36%	8.331%	82.78%	655	44.16%	77.23%
40.01—45.00	881	$256,371,570.40	25.77%	8.299%	82.57%	653	45.17%	77.47%
45.01—50.00	757	$217,959,953.16	21.91%	8.268%	82.78%	646	54.00%	78.73%
50.01—55.00	156	$58,268,443.12	5.86%	7.631%	78.88%	628	81.46%	72.61%
55.01—60.00	9	$2,302,316.94	0.23%	6.875%	74.60%	640	100.00%	57.80%
>= 60.01	2	$889,427.71	0.09%	9.229%	89.13%	615	100.00%	100.00%
Total	3,640	$994,678,687.06	100.00%	8.225%	82.07%	649	54.39%	75.28%

Product	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
ARM—2 Yr/6 Mth	511	$114,916,642.10	11.55%	8.945%	82.41%	622	45.86%	100.00%
ARM—2 Yr/6 Mth 40 Yr	110	$38,188,987.07	3.84%	8.423%	82.23%	650	36.03%	100.00%
ARM—2 Yr/6 Mth IO	190	$76,829,220.04	7.72%	7.614%	81.43%	663	66.98%	100.00%
ARM—3 Yr/6 Mth	143	$35,495,961.80	3.57%	8.780%	80.68%	624	51.42%	100.00%
ARM—3 Yr/6 Mth 40 Yr	21	$7,894,381.69	0.79%	8.339%	84.01%	637	56.25%	100.00%
ARM—3 Yr/6 Mth IO	45	$15,812,666.00	1.59%	7.383%	79.51%	657	64.71%	100.00%
ARM—5 Yr/6 Mth	99	$23,131,644.66	2.33%	7.846%	79.82%	635	66.73%	100.00%
ARM—5 Yr/6 Mth 40 Yr	27	$9,224,417.80	0.93%	7.589%	80.42%	639	78.72%	100.00%
ARM—5 Yr/6 Mth IO	58	$23,641,176.84	2.38%	7.031%	80.13%	673	88.55%	100.00%
Balloon—2 Yr/6 Mnth	758	$318,132,486.72	31.98%	8.200%	81.86%	647	35.30%	100.00%
Balloon—3 Yr/6 Mnth	123	$43,947,610.78	4.42%	7.972%	82.26%	640	50.71%	100.00%
Balloon—30 Year	97	$38,317,361.56	3.85%	6.968%	76.99%	665	91.26%	0.00%
Balloon—5 Yr/6 Mnth	108	$41,549,519.31	4.18%	7.374%	79.93%	659	71.46%	100.00%
Fixed—15 Year	21	$5,592,937.36	0.56%	7.441%	72.52%	683	91.96%	0.00%
Fixed—20 Year	7	$1,056,789.67	0.11%	7.219%	71.17%	658	72.99%	0.00%
Fixed—30 Year	1,293	$190,102,786.21	19.11%	8.807%	85.61%	663	69.52%	0.00%
Fixed—40 Year	29	$10,844,097.45	1.09%	7.261%	75.74%	676	84.45%	0.00%
Total	3,640	$994,678,687.06	100.00%	8.225%	82.07%	649	54.39%	75.28%

Interest Only	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Interest Only	293	$116,283,062.88	11.69%	7.464%	80.90%	664	71.06%	100.00%
Not Interest Only	3,347	$878,395,624.18	88.31%	8.326%	82.23%	647	52.18%	72.00%
Total	3,640	$994,678,687.06	100.00%	8.225%	82.07%	649	54.39%	75.28%

Interest Only Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
N/A	3,347	$878,395,624.18	88.31%	8.326%	82.23%	647	52.18%	72.00%
24	190	$76,829,220.04	7.72%	7.614%	81.43%	663	66.98%	100.00%
36	45	$15,812,666.00	1.59%	7.383%	79.51%	657	64.71%	100.00%
60	58	$23,641,176.84	2.38%	7.031%	80.13%	673	88.55%	100.00%
Total	3,640	$994,678,687.06	100.00%	8.225%	82.07%	649	54.39%	75.28%

Prepayment Penalty Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
N/A	806	$198,366,743.01	19.94%	9.071%	83.40%	648	43.40%	75.22%
12	279	$91,300,237.72	9.18%	8.454%	81.74%	648	52.24%	86.58%
24	1,343	$367,745,913.23	36.97%	8.375%	83.48%	644	48.02%	88.56%
36	1,212	$337,265,793.10	33.91%	7.502%	79.86%	657	68.37%	57.77%
Total	3,640	$994,678,687.06	100.00%	8.225%	82.07%	649	54.39%	75.28%

Lien Position	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
First Lien	2,754	$915,441,141.13	92.03%	7.973%	80.55%	648	55.80%	81.79%
Second Lien	886	$79,237,545.93	7.97%	11.132%	99.66%	661	38.01%	0.00%
Total	3,640	$994,678,687.06	100.00%	8.225%	82.07%	649	54.39%	75.28%

Documentation Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Full	1,868	$540,969,509.22	54.39%	7.592%	81.15%	645	100.00%	66.32%
Limited	213	$52,867,209.98	5.32%	8.445%	84.38%	641	0.00%	83.02%
Stated	1,559	$400,841,967.86	40.30%	9.050%	83.02%	656	0.00%	86.34%
Total	3,640	$994,678,687.06	100.00%	8.225%	82.07%	649	54.39%	75.28%

Loan Purpose	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Cash-Out Refi	1,130	$418,215,833.09	42.05%	7.798%	79.17%	636	72.18%	68.26%
Purchase	2,380	$525,720,707.56	52.85%	8.602%	84.43%	660	38.74%	81.60%
Rate/Term Refi	130	$50,742,146.41	5.10%	7.845%	81.68%	654	69.84%	67.58%
Total	3,640	$994,678,687.06	100.00%	8.225%	82.07%	649	54.39%	75.28%

Property Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Condominium	274	$64,695,915.28	6.50%	8.337%	82.78%	651	47.76%	81.02%
Planned Unit Development	439	$131,038,393.45	13.17%	8.143%	81.29%	643	59.86%	73.46%
Single Family	2,641	$720,440,623.21	72.43%	8.207%	82.12%	648	54.37%	74.58%
Townhouse	12	$1,764,666.19	0.18%	9.331%	85.51%	640	13.97%	85.91%
Two to Four Family	274	$76,739,088.93	7.71%	8.411%	82.32%	669	51.69%	79.87%
Total	3,640	$994,678,687.06	100.00%	8.225%	82.07%	649	54.39%	75.28%

Occupancy Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Investor	533	$82,973,390.93	8.34%	9.344%	85.27%	672	44.86%	87.41%
Owner-Occupied	3,058	$896,834,318.83	90.16%	8.124%	81.77%	647	55.17%	74.01%
Second Home	49	$14,870,977.30	1.50%	8.068%	82.42%	651	60.02%	84.23%
Total	3,640	$994,678,687.06	100.00%	8.225%	82.07%	649	54.39%	75.28%

Loan Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Adj Rate Mortgage	2,193	$748,764,714.81	75.28%	8.163%	81.62%	645	47.91%	100.00%
Fixed Rate Mortgage	1,447	$245,913,972.25	24.72%	8.414%	83.47%	664	74.09%	0.00%
Total	3,640	$994,678,687.06	100.00%	8.225%	82.07%	649	54.39%	75.28%

Gross Margin (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
<= 4.999	2,070	$700,790,408.26	93.59%	8.111%	81.71%	649	46.59%	100.00%
5.000—5.999	92	$36,449,593.68	4.87%	8.819%	82.07%	580	65.50%	100.00%
6.000—6.999	31	$11,524,712.87	1.54%	9.242%	74.38%	559	73.07%	100.00%
Total	2,193	$748,764,714.81	100.00%	8.163%	81.62%	645	47.91%	100.00%

Minimum Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
5.500—5.999	24	$10,518,341.82	1.40%	5.719%	76.52%	691	100.00%	100.00%
6.000—6.499	80	$33,778,033.91	4.51%	6.291%	79.61%	666	92.28%	100.00%
6.500—6.999	174	$76,113,503.96	10.17%	6.773%	80.55%	660	87.53%	100.00%
7.000—7.499	251	$95,847,299.12	12.80%	7.250%	80.14%	652	75.95%	100.00%
7.500—7.999	352	$127,036,843.98	16.97%	7.743%	81.69%	650	54.83%	100.00%
8.000—8.499	342	$126,890,152.70	16.95%	8.228%	80.57%	650	32.02%	100.00%
8.500—8.999	337	$124,612,781.27	16.64%	8.716%	81.57%	641	27.63%	100.00%
9.000—9.499	191	$59,367,563.98	7.93%	9.202%	82.39%	630	19.60%	100.00%
9.500—9.999	153	$45,300,618.04	6.05%	9.731%	84.52%	608	27.97%	100.00%
10.000—10.499	97	$20,377,478.01	2.72%	10.230%	87.93%	614	23.98%	100.00%
10.500—10.999	99	$16,634,809.94	2.22%	10.714%	88.49%	620	17.28%	100.00%
11.000—11.499	46	$7,626,792.82	1.02%	11.294%	86.15%	616	7.39%	100.00%
11.500—11.999	28	$3,350,939.60	0.45%	11.685%	83.94%	598	1.88%	100.00%
12.000—12.499	16	$1,155,565.22	0.15%	12.215%	88.97%	665	21.59%	100.00%
12.500—12.999	3	$153,990.44	0.02%	12.696%	88.59%	623	0.00%	100.00%
Total	2,193	$748,764,714.81	100.00%	8.163%	81.62%	645	47.91%	100.00%

Maximum Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
11.500—11.999	24	$10,518,341.82	1.40%	5.719%	76.52%	691	100.00%	100.00%
12.000—12.499	80	$33,778,033.91	4.51%	6.291%	79.61%	666	92.28%	100.00%
12.500—12.999	174	$76,113,503.96	10.17%	6.773%	80.55%	660	87.53%	100.00%
13.000—13.499	251	$95,847,299.12	12.80%	7.250%	80.14%	652	75.95%	100.00%
13.500—13.999	352	$127,036,843.98	16.97%	7.743%	81.69%	650	54.83%	100.00%
14.000—14.499	342	$126,890,152.70	16.95%	8.228%	80.57%	650	32.02%	100.00%
14.500—14.999	337	$124,612,781.27	16.64%	8.716%	81.57%	641	27.63%	100.00%
15.000—15.499	191	$59,367,563.98	7.93%	9.202%	82.39%	630	19.60%	100.00%
15.500—15.999	153	$45,300,618.04	6.05%	9.731%	84.52%	608	27.97%	100.00%
16.000—16.499	97	$20,377,478.01	2.72%	10.230%	87.93%	614	23.98%	100.00%
16.500—16.999	99	$16,634,809.94	2.22%	10.714%	88.49%	620	17.28%	100.00%
17.000—17.499	46	$7,626,792.82	1.02%	11.294%	86.15%	616	7.39%	100.00%
17.500—17.999	28	$3,350,939.60	0.45%	11.685%	83.94%	598	1.88%	100.00%
18.000—18.499	16	$1,155,565.22	0.15%	12.215%	88.97%	665	21.59%	100.00%
18.500—18.999	3	$153,990.44	0.02%	12.696%	88.59%	623	0.00%	100.00%
Total	2,193	$748,764,714.81	100.00%	8.163%	81.62%	645	47.91%	100.00%

Initial Periodic Cap (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
1.000	192	$77,474,147.20	10.35%	7.619%	81.43%	663	67.18%	100.00%
2.000	1,377	$470,086,102.07	62.78%	8.400%	82.03%	641	37.91%	100.00%
3.000	624	$201,204,465.54	26.87%	7.818%	80.73%	646	63.88%	100.00%
Total	2,193	$748,764,714.81	100.00%	8.163%	81.62%	645	47.91%	100.00%

Subsequent Periodic Cap (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
1.000	2,193	$748,764,714.81	100.00%	8.163%	81.62%	645	47.91%	100.00%
Total	2,193	$748,764,714.81	100.00%	8.163%	81.62%	645	47.91%	100.00%

Next Rate Change Date	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
3/1/2008	1	$525,374.95	0.07%	8.500%	80.00%	650	0.00%	100.00%
4/1/2008	1	$958,412.21	0.13%	9.200%	80.00%	745	0.00%	100.00%
6/1/2008	6	$2,150,780.33	0.29%	8.581%	80.32%	670	27.12%	100.00%
7/1/2008	5	$1,355,923.56	0.18%	7.512%	81.22%	658	100.00%	100.00%
8/1/2008	16	$4,358,934.23	0.58%	7.707%	80.29%	667	69.59%	100.00%
9/1/2008	48	$16,010,433.44	2.14%	8.241%	80.38%	660	35.80%	100.00%
10/1/2008	276	$110,733,950.98	14.79%	8.370%	82.65%	639	45.14%	100.00%
11/1/2008	1,196	$405,220,616.23	54.12%	8.278%	81.89%	645	41.18%	100.00%
12/1/2008	20	$6,752,910.00	0.90%	8.129%	79.01%	633	39.45%	100.00%
5/1/2009	1	$362,904.14	0.05%	6.625%	80.00%	674	0.00%	100.00%
8/1/2009	2	$616,000.00	0.08%	7.175%	81.74%	628	100.00%	100.00%
9/1/2009	8	$1,836,856.65	0.25%	7.883%	79.16%	636	63.57%	100.00%
10/1/2009	38	$11,835,401.55	1.58%	8.334%	81.33%	644	50.54%	100.00%
11/1/2009	279	$87,505,057.93	11.69%	8.200%	81.59%	636	53.37%	100.00%
12/1/2009	4	$994,400.00	0.13%	7.173%	72.50%	624	74.82%	100.00%
4/1/2011	2	$475,183.04	0.06%	7.666%	76.56%	618	35.12%	100.00%
7/1/2011	4	$1,459,435.92	0.19%	7.854%	78.59%	642	36.55%	100.00%
8/1/2011	16	$5,012,982.18	0.67%	8.348%	81.78%	645	63.76%	100.00%
9/1/2011	19	$6,235,658.03	0.83%	7.613%	82.82%	676	60.15%	100.00%
10/1/2011	36	$13,366,316.40	1.79%	7.504%	81.63%	649	80.66%	100.00%
11/1/2011	214	$70,157,183.04	9.37%	7.316%	79.48%	656	77.04%	100.00%
12/1/2011	1	$840,000.00	0.11%	7.275%	70.00%	567	100.00%	100.00%
Total	2,193	$748,764,714.81	100.00%	8.163%	81.62%	645	47.91%	100.00%

Location	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Alabama	14	$2,004,526.89	0.20%	8.883%	83.74%	621	66.80%	59.61%
Alaska	10	$2,572,288.41	0.26%	7.755%	86.62%	643	81.65%	66.31%
Arizona	55	$11,487,434.43	1.15%	8.440%	78.46%	641	38.38%	81.85%
Arkansas	4	$973,343.81	0.10%	9.152%	92.08%	607	75.37%	95.08%
California	1,633	$541,126,823.49	54.40%	8.110%	81.84%	655	49.83%	78.75%
Colorado	49	$13,874,023.20	1.39%	8.299%	84.04%	659	54.05%	75.03%
Connecticut	19	$7,365,721.02	0.74%	8.301%	82.12%	637	61.38%	67.25%
Delaware	1	$179,982.50	0.02%	11.575%	90.00%	641	0.00%	100.00%
District of Columbia	23	$7,549,865.60	0.76%	8.043%	82.43%	656	53.05%	60.50%
Florida	296	$63,470,515.74	6.38%	8.409%	82.88%	637	53.31%	75.96%
Georgia	56	$13,337,360.03	1.34%	9.078%	84.23%	629	45.22%	71.65%
Hawaii	14	$7,240,766.27	0.73%	7.741%	72.70%	629	71.61%	72.53%
Idaho	6	$1,104,580.84	0.11%	8.213%	81.85%	600	82.35%	85.78%
Illinois	102	$25,917,666.11	2.61%	9.044%	84.47%	651	51.63%	73.29%
Indiana	59	$4,580,580.09	0.46%	10.116%	88.35%	646	40.75%	79.10%
Iowa	2	$263,448.13	0.03%	6.858%	79.38%	667	100.00%	54.49%
Kansas	2	$658,859.29	0.07%	7.225%	89.48%	628	100.00%	100.00%
Kentucky	3	$298,723.65	0.03%	9.186%	90.06%	633	37.01%	100.00%
Louisiana	9	$1,227,663.00	0.12%	9.374%	88.29%	661	78.51%	64.99%
Maine	6	$877,298.00	0.09%	7.605%	79.95%	637	92.96%	27.03%
Maryland	163	$45,749,228.56	4.60%	7.438%	79.90%	640	77.27%	52.75%
Massachusetts	29	$9,001,454.11	0.90%	8.403%	80.01%	663	54.43%	78.52%
Michigan	106	$11,803,252.70	1.19%	9.670%	85.69%	655	34.85%	89.37%
Minnesota	19	$4,521,896.52	0.45%	8.446%	80.44%	622	42.81%	88.35%
Missouri	41	$4,082,734.99	0.41%	9.184%	88.05%	644	66.05%	79.17%
Montana	4	$411,689.23	0.04%	8.950%	82.47%	573	100.00%	64.08%
Nebraska	1	$91,761.08	0.01%	10.200%	85.00%	619	0.00%	100.00%
Nevada	21	$5,991,670.05	0.60%	8.281%	79.13%	657	47.35%	70.43%
New Hampshire	10	$2,479,761.76	0.25%	7.675%	84.86%	636	66.83%	86.38%
New Jersey	109	$36,978,144.18	3.72%	8.601%	81.29%	635	55.48%	79.30%
New Mexico	10	$2,487,521.26	0.25%	7.385%	82.74%	655	82.68%	80.25%
New York	149	$50,241,026.93	5.05%	7.928%	82.23%	656	68.10%	63.79%
North Carolina	23	$4,677,114.76	0.47%	8.716%	82.12%	653	40.41%	82.04%
Ohio	44	$3,755,067.40	0.38%	9.292%	89.74%	654	69.43%	83.52%
Oklahoma	5	$298,354.04	0.03%	9.571%	92.39%	641	100.00%	60.80%
Oregon	41	$11,861,206.78	1.19%	8.439%	82.55%	636	64.10%	77.30%
Pennsylvania	44	$6,170,445.67	0.62%	8.535%	83.49%	623	75.33%	64.13%
Rhode Island	2	$548,462.10	0.06%	8.970%	85.33%	669	46.68%	100.00%
South Carolina	5	$1,727,864.39	0.17%	8.494%	72.78%	607	27.27%	66.72%
Tennessee	39	$4,616,626.43	0.46%	9.299%	92.10%	629	58.25%	71.58%
Texas	222	$32,167,590.19	3.23%	8.711%	82.36%	634	59.67%	65.72%
Utah	2	$459,790.85	0.05%	9.940%	84.00%	640	0.00%	80.00%
Vermont	2	$492,265.51	0.05%	8.322%	89.23%	650	38.79%	61.21%
Virginia	59	$16,276,311.75	1.64%	8.033%	81.52%	652	55.71%	68.68%
Washington	110	$29,432,900.51	2.96%	8.031%	81.71%	649	72.14%	74.70%
West Virginia	3	$890,946.50	0.09%	7.227%	92.73%	661	100.00%	0.00%
Wisconsin	14	$1,352,128.31	0.14%	8.868%	85.71%	621	71.04%	91.30%
Total	3,640	$994,678,687.06	100.00%	8.225%	82.07%	649	54.39%	75.28%